Exhibit 99.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of
Pacific Oak Strategic Opportunity REIT II, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Pacific Oak Strategic Opportunity REIT II, Inc. (formerly known as KBS Strategic Opportunity REIT II, Inc.) (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive income (loss), equity and cash flows for each of the three years in the period ended December 31, 2019, and the related notes and financial statement schedule listed in the Index at Item 15(a), Schedule III - Real Estate Assets and Accumulated Depreciation and Amortization (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2013.

Irvine, California
March 26, 2020

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31,
	2019	2018
Assets
Real estate, net	$493,683	$511,606
Real estate equity securities	9,934	7,230
Total real estate and real estate-related investments, net	503,617	518,836
Cash and cash equivalents	17,500	21,063
Restricted cash	5,976	5,795
Investment in unconsolidated joint ventures	3,468	2,868
Rents and other receivables	4,648	5,612
Above-market leases, net	44	65
Prepaid expenses and other assets	8,230	8,239
Total assets	$543,483	$562,478
Liabilities and equity
Notes payable, net	$325,995	$326,543
Accounts payable and accrued liabilities	6,684	7,226
Due to affiliates	649	235
Distributions payable	242	484
Below-market leases, net	4,677	7,348
Other liabilities	12,776	13,176
Redeemable common stock payable	2,218	3,028
Total liabilities	353,241	358,040
Commitments and contingencies (Note 12)
Redeemable common stock	—	—
Equity
Pacific Oak Strategic Opportunity REIT II, Inc. stockholders’ equity
Preferred stock, $.01 par value per share; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Class A common stock, $.01 par value per share; 500,000,000 shares authorized, 17,949,194 and 18,103,437 shares issued and outstanding as of December 31, 2019 and 2018, respectively	179	181
Class T common stock, $.01 par value per share; 500,000,000 shares authorized, 12,272,927 and 12,208,242 shares issued and outstanding as of December 31, 2019 and 2018, respectively	123	122
Additional paid-in capital	266,310	266,339
Cumulative distributions and net losses	(84,339)	(73,461)
Accumulated other comprehensive income	—	89
Total Pacific Oak Strategic Opportunity REIT II, Inc. stockholders’ equity	182,273	193,270
Noncontrolling interests	7,969	11,168
Total equity	190,242	204,438
Total liabilities and equity	$543,483	$562,478
See accompanying notes to consolidated financial statements.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2019	2018	2017
Revenues:
Hotel revenues	$31,381	$32,666	$28,994
Office revenues	28,830	29,941	15,607
Apartment revenues	8,112	7,469	6,980
Dividend income from real estate equity securities	418	196	—
Interest income from real estate loan receivable	—	10	387
Total revenues	68,741	70,282	51,968
Expenses:
Hotel expenses	22,770	22,907	19,187
Office expenses	13,705	12,322	5,372
Apartment expenses	3,554	3,779	3,624
Asset management fees to affiliate	4,093	3,985	2,775
General and administrative expenses	3,475	2,866	3,199
Depreciation and amortization	20,236	20,405	14,429
Interest expense	19,876	14,663	8,814
Impairment charges on real estate	—	14,745	—
Total expenses	87,709	95,672	57,400
Other (loss) income:
Other interest income	305	367	514
Equity in income of unconsolidated entity	2,800	339	54
Gain (loss) on real estate equity securities	2,704	(1,924)	—
Casualty-related income, net	—	—	1,614
Gain on sale of real estate	4,178	—	—
Loss on extinguishment of debt	(105)	—	—
Total other income (loss)	9,882	(1,218)	2,182
Net loss before income taxes	(9,086)	(26,608)	(3,250)
Income tax benefit (expense)	—	9	(48)
Net loss	(9,086)	(26,599)	(3,298)
Net loss attributable to noncontrolling interests	1,587	3,091	26
Net loss attributable to common stockholders	$(7,499)	$(23,508)	$(3,272)

Class A Common Stock:
Net loss attributable to common stockholders	$(4,458)	$(13,729)	$(1,480)
Net loss per common share, basic and diluted	$(0.25)	$(0.77)	$(0.09)
Weighted-average number of common shares outstanding, basic and diluted	17,949,301	17,775,503	16,096,216

Class T Common Stock:
Net loss attributable to common stockholders	$(3,041)	$(9,779)	$(1,792)
Net loss per common share, basic and diluted	$(0.25)	$(0.82)	$(0.18)
Weighted-average number of common shares outstanding, basic and diluted	12,241,271	11,864,178	9,797,325
See accompanying notes to consolidated financial statements.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Years Ended December 31,
	2019	2018	2017
Net loss	$(9,086)	$(26,599)	$(3,298)
Other comprehensive (loss) income:
Foreign currency translation (loss) gain	(25)	(113)	313
Reclassification adjustment for amounts recognized in net loss	(64)	—	—
Total other comprehensive (loss) income	(89)	(113)	313
Total comprehensive loss	(9,175)	(26,712)	(2,985)
Total comprehensive loss attributable to noncontrolling interests	1,587	3,091	26
Total comprehensive loss attributable to common stockholders	$(7,588)	$(23,621)	$(2,959)
See accompanying notes to consolidated financial statements.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONSOLIDATED STATEMENTS OF EQUITY
(dollars in thousands)

	Common Stock				Additional Paid-in Capital	Cumulative Distributions and Net Losses	Accumulated Other Comprehensive (Loss) Income	Total Stockholders’ Equity	Noncontrolling Interests	Total Equity
	Class A		Class T
	Shares	Amounts	Shares	Amounts
Balance, December 31, 2016	14,074,793	$140	6,046,591	$61	$176,021	$(27,817)	$(111)	$148,294	$11,674	$159,968
Net loss	—	—	—	—	—	(3,272)	—	(3,272)	(26)	(3,298)
Other comprehensive loss	—	—	—	—	—	—	313	313	—	313
Issuance of common stock	2,641,090	27	4,822,456	48	71,841	—	—	71,916	—	71,916
Stock dividends issued	308,857	3	184,606	2	4,643	(4,648)	—	—	—	—
Redemptions of common stock	(135,800)	(1)	(21,758)	(1)	(1,357)	—	—	(1,359)	—	(1,359)
Transfers to redeemable common stock	—	—	—	—	(490)	—	—	(490)	—	(490)
Distributions declared	—	—	—	—	—	(3,920)	—	(3,920)	—	(3,920)
Commissions on stock sales, dealer manager fees and stockholder servicing fees to affiliate	—	—	—	—	(4,913)	—	—	(4,913)	—	(4,913)
Other offering costs	—	—	—	—	(668)	—	—	(668)	—	(668)
Noncontrolling interests contributions	—	—	—	—	—	—	—	—	1,774	1,774
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	(25)	(25)
Balance, December 31, 2017	16,888,940	$169	11,031,895	$110	$245,077	$(39,657)	$202	$205,901	$13,397	$219,298
Net loss	—	—	—	—	—	(23,508)	—	(23,508)	(3,091)	(26,599)
Other comprehensive loss	—	—	—	—	—	—	(113)	(113)	—	(113)
Issuance of common stock	1,100,169	11	984,685	10	19,974	—	—	19,995	—	19,995
Stock dividends issued	350,547	3	233,830	2	5,284	(5,289)	—	—	—	—
Redemptions of common stock	(236,219)	(2)	(42,168)	—	(2,439)	—	—	(2,441)	—	(2,441)
Transfers to redeemable common stock	—	—	—	—	(417)	—	—	(417)	—	(417)
Distributions declared	—	—	—	—	—	(5,007)	—	(5,007)	—	(5,007)
Commissions on stock sales, dealer manager fees and stockholder servicing fees to affiliate	—	—	—	—	(965)	—	—	(965)	—	(965)
Other offering costs	—	—	—	—	(175)	—	—	(175)	—	(175)
Noncontrolling interests contributions	—	—	—	—	—	—	—	—	1,362	1,362
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	(500)	(500)
Balance, December 31, 2018	18,103,437	$181	12,208,242	$122	$266,339	$(73,461)	$89	$193,270	$11,168	$204,438
Net loss	—	—	—	—	—	(7,499)	—	(7,499)	(1,587)	(9,086)
Other comprehensive loss	—	—	—	—	—	—	(89)	(89)	—	(89)
Issuance of common stock	121,175	1	108,704	1	2,216	—	—	2,218	—	2,218
Redemptions of common stock	(275,418)	(3)	(44,019)	—	(3,045)	—	—	(3,048)	—	(3,048)
Transfers from redeemable common stock	—	—	—	—	810	—	—	810	—	810
Distributions declared	—	—	—	—	—	(3,379)	—	(3,379)	—	(3,379)
Other offering costs	—	—	—	—	(10)	—	—	(10)	—	(10)
Noncontrolling interests contributions	—	—	—	—	—	—	—	—	239	239
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	(1,851)	(1,851)
Balance, December 31, 2019	17,949,194	$179	12,272,927	$123	$266,310	$(84,339)	$—	$182,273	$7,969	$190,242
See accompanying notes to consolidated financial statements.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Years Ended December 31,
	2019	2018	2017
Cash Flows from Operating Activities:
Net loss	$(9,086)	$(26,599)	$(3,298)
Adjustment to reconcile net loss to net cash (used in) provided by operating activities
Equity in income of unconsolidated entity	(2,800)	(339)	(54)
Distribution of earnings from unconsolidated joint venture	—	56	54
Casualty-related income, net	—	—	(1,614)
Depreciation and amortization	20,236	20,405	14,429
Impairment charges on real estate	—	14,745	—
(Gain) loss on real estate equity securities	(2,704)	1,924	—
Gain on real estate sale	(4,178)	—	—
Noncash interest income on real estate-related investment	—	—	(58)
Loss on extinguishment of debt	105	—	—
Deferred rents	(567)	(1,428)	(774)
Bad debt expense	—	344	152
Amortization of above- and below-market leases, net	(2,654)	(3,417)	(2,028)
Amortization of deferred financing costs	1,763	1,207	910
Foreign currency translation gain	(64)	—	—
Unrealized loss (gain) on derivative instruments	5	(124)	175
Changes in operating assets and liabilities:
Rents and other receivables	1,076	(1,480)	(804)
Prepaid expenses and other assets	(1,394)	(1,738)	2,123
Accounts payable and accrued liabilities	(192)	136	(783)
Due to affiliates	563	(7)	27
Other liabilities	(204)	930	372
Net cash (used in) provided by operating activities	(95)	4,615	8,829
Cash Flows from Investing Activities:
Acquisitions of real estate	—	—	(193,146)
Proceeds from sale of real estate, net	17,697	—	—
Improvements to real estate	(14,145)	(8,914)	(9,744)
Investment in real estate securities	—	(9,150)	—
Payments for construction costs	(445)	(5,699)	(5,575)
Payoff of real estate loan receivable	—	3,500	—
Contributions to unconsolidated joint venture	(2,900)	—	—
Distribution of capital from unconsolidated joint venture	5,104	—	—
Proceeds from insurance claims	—	237	5,080
Purchase of interest rate cap agreement	(58)	(16)	(14)
Proceeds from termination of derivative instrument	145	—	—
Net cash provided by (used in) investing activities	5,398	(20,042)	(203,399)
Cash Flows from Financing Activities:
Proceeds from notes payable	180,164	2,278	120,025
Principal payments on notes payable	(179,383)	(5,499)	—
Payments of deferred financing costs	(3,197)	(254)	(1,782)
Principal payments on finance lease obligations	(196)	(175)	(166)
Proceeds from issuance of common stock	—	17,184	70,090
Payments to redeem common stock	(3,048)	(2,441)	(1,359)
Payments of commissions on stock sales, dealer manager fees and stockholder servicing fees	—	(1,645)	(4,607)
Payments of other offering costs	(10)	(1,217)	—
Distributions paid	(1,403)	(1,861)	(1,453)
Noncontrolling interest contributions	239	1,362	1,774
Distributions to noncontrolling interest	(1,851)	(500)	(25)
Net cash (used in) provided by financing activities	(8,685)	7,232	182,497
Net decrease in cash, cash equivalents and restricted cash	(3,382)	(8,195)	(12,073)
Cash, cash equivalents and restricted cash, beginning of period	26,858	35,053	47,126
Cash, cash equivalents and restricted cash, end of period	$23,476	$26,858	$35,053
Supplemental Disclosure of Cash Flow Information:
Interest paid, net of capitalized interest of $0, $3,920 and $4,075 for the years ended December 31, 2019, 2018 and 2017, respectively	$17,574	$12,427	$6,390
Supplemental Disclosure of Noncash Investing and Financing Activities:
Distributions paid to common stockholders through common stock issuances pursuant to the dividend reinvestment plan	$2,218	$3,028	$2,375
Redemptions payable	$2,218	$3,028	$—
Accrued improvements to real estate	$1,158	$1,381	$805
Other offering costs due to affiliates	$—	$—	$1,042
Distributions payable	$242	$484	$366
Acquisition fees due to affiliates	$29	$178	$77
Construction cost payable	$—	$400	$426
Stock dividends issued	$—	$5,289	$4,648
See accompanying notes to consolidated financial statements.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019

1.     ORGANIZATION
Pacific Oak Strategic Opportunity REIT II, Inc. (formerly known as KBS Strategic Opportunity REIT II, Inc.) (the “Company”) was formed on February 6, 2013 as a Maryland corporation that elected to be taxed as a real estate investment trust (“REIT”) beginning with the taxable year ended December 31, 2014 and intends to continue to operate in such a manner. The Company’s business is conducted through Pacific Oak Strategic Opportunity Limited Partnership II (the “Operating Partnership”), a Delaware limited partnership formed on February 7, 2013. The Company is the sole general partner of, and owns a 0.1% partnership interest in, the Operating Partnership. Pacific Oak Strategic Opportunity Holdings II LLC (“REIT Holdings”), a Delaware limited liability company formed on February 7, 2013, owns the remaining 99.9% partnership interest in the Operating Partnership and is the sole limited partner. The Company is the sole member and manager of REIT Holdings. The Company has three wholly owned taxable REIT subsidiaries (“TRS”), two of which lease the Company’s hotel properties and in turn contract with independent hotel management companies that manage the day-to-day operations of the Company’s hotels; the third consolidates the Company’s wholly owned TRSs. The Company’s TRSs are subject to federal and state income tax at regular corporate tax rates.
Subject to certain restrictions and limitations, the business of the Company was externally managed by KBS Capital Advisors LLC (“KBS Capital Advisors”), an affiliate of the Company, since July 2013 pursuant to an advisory agreement the Company renewed with KBS Capital Advisors on September 26, 2019. KBS Capital Advisors conducted the Company’s operations and managed its portfolio of real estate loans, opportunistic real estate and other real estate-related investments. On October 31, 2019, KBS Capital Advisors ceased to serve as the Company's advisor or have any advisory responsibility to the Company immediately following the filing of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2019 (filed November 8, 2019) with the Securities and Exchange Commission (the “SEC”). On November 1, 2019, the Company entered into an advisory agreement (the “Advisory Agreement”) with Pacific Oak Capital Advisors, LLC (the “Advisor”). The Advisory Agreement is effective as of November 1, 2019 through November 1, 2020; however the Company may terminate the Advisory Agreement without cause or penalty upon providing 30 days’ written notice and the Advisor may terminate the Advisory Agreement without cause or penalty upon providing 90 days’ written notice. The terms of the Advisory Agreement are consistent with those of the advisory agreement that was previously in effect with KBS Capital Advisors. KBS Capital Advisors previously entered into a sub-advisory agreement with STAM Europe (“STAM”), a real estate operating company based in Paris, France, to provide real estate acquisition and portfolio management services to KBS Capital Advisors in connection with any investments the Company may make in value-added real estate, distressed debt, and real estate-related investments in Europe. Effective April 17, 2019, STAM terminated the sub-advisory agreement with KBS Capital Advisors.
The Company has invested in and manages a portfolio of opportunistic real estate, real estate equity securities and other real estate-related investments located in the United States and Europe. As of December 31, 2019, the Company had invested in two hotel properties, three office properties, one apartment building, two investments in unconsolidated joint ventures and an investment in real estate equity securities. Additionally, as of December 31, 2019, the Company had entered into a consolidated joint venture to develop one office/retail property.
From July 3, 2013 to August 11, 2014, the Company conducted a private placement offering (the “Private Offering”) exempt from registration under Regulation D of the Securities Act of 1933, as amended (the “Act”). The Company sold 3,619,851 shares of common stock for gross offering proceeds of $32.2 million in the Private Offering.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
On November 14, 2013, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission (the “SEC”) to offer a maximum of 180,000,000 shares of common stock for sale to the public (the “Public Offering”), of which 100,000,000 shares were registered in a primary offering and 80,000,000 shares were registered to be sold under the Company’s dividend reinvestment plan. The SEC declared the Company’s registration statement effective on August 12, 2014. On February 11, 2016, the Company filed an amended registration statement on Form S-11 with the SEC to offer a second class of common stock designated as Class T shares and to designate its initially offered and outstanding common stock as Class A shares. Pursuant to the amended registration statement, the Company offered to sell any combination of Class A and Class T shares in the Public Offering but in no event may the Company sell more than 180,000,000 of shares of its common stock pursuant to the Public Offering. The Company commenced offering Class T shares of common stock for sale to the public on February 17, 2016. KBS Capital Markets Group LLC (the “Dealer Manager”), an affiliate of our former advisor, serves as the dealer manager of the Public Offering pursuant to a dealer manager agreement originally dated August 12, 2014 and amended and restated February 17, 2016 (the “Dealer Manager Agreement”). Previously the Dealer Manager served as dealer manager for the Private Offering. The Dealer Manager was responsible for marketing the Company’s shares. The Company ceased offering shares of common stock in the primary portion of the Public Offering on July 31, 2018 and terminated the primary portion of the Public Offering on September 28, 2018. The Company continues to offer shares of common stock under its dividend reinvestment plan. In some states, the Company will need to renew the registration statement annually or file a new registration statement to continue its dividend reinvestment plan offering. The Company may terminate its dividend reinvestment plan offering at any time.
The Company sold 11,977,758 and 11,537,701 shares of Class A and Class T common stock, respectively, in the Public Offering for aggregate gross offering proceeds of $228.6 million. As of December 31, 2019, the Company had sold 723,641 and 333,841 shares of Class A and Class T common stock, respectively, under its dividend reinvestment plan for aggregate gross offering proceeds of $9.8 million. Also as of December 31, 2019, the Company had redeemed 718,962 and 107,945 shares of Class A and Class T common stock, respectively, for $7.4 million.
In addition, the Company raised $4.2 million in separate private transactions exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.
On July 3, 2013, the Company issued 21,739 shares of its Class A common stock to KBS Capital Advisors at a purchase price of $9.20 per share. On each of April 2, 2014 and July 31, 2014, the Company issued 120,106 shares of Class A common stock to Willowbrook Capital Group LLC, an entity owned and controlled by Keith D. Hall, one of the Company’s directors and the Company’s Chief Executive Officer, and Peter McMillan III, also one of the Company’s directors and the Company’s President, for $1.0 million. On July 14, 2017 and February 13, 2018, the Company issued 214,175 shares and 10,935 shares, respectively, of Class A common stock to a business associate of Keith D. Hall and Peter McMillan III for approximately $2.0 million and $0.1 million, respectively. The Company issued these shares of common stock in a private transaction exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation and Basis of Presentation
The consolidated financial statements include the accounts of the Company, REIT Holdings, the Operating Partnership and their direct and indirect wholly owned subsidiaries and joint ventures in which the Company has a controlling interest. All significant intercompany balances and transactions are eliminated in consolidation.
The consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Reclassifications
Certain amounts in the Company’s prior period consolidated financial statements have been reclassified to conform to the current period presentation. These reclassifications have not changed the results of operations of prior periods. Upon adoption of the lease accounting standards of Topic 842 on January 1, 2019 (described below), the Company accounted for tenant reimbursements for property taxes, insurance and common area maintenance as variable lease payments and recorded these amounts as rental income. For the year ended December 31, 2018, the Company reclassified $2.5 million and $22,000 of tenant reimbursement revenue for property taxes, insurance, and common area maintenance to office revenues and apartment revenues, respectively, for comparability purposes. For the year ended December 31, 2017, the Company reclassified $0.9 million and $24,000 of tenant reimbursement revenue for property taxes, insurance, and common area maintenance to office revenues and apartment revenues, respectively, for comparability purposes.
In addition, upon adoption of the lease accounting standards of Topic 842, the Company’s two ground leases which were classified as capital leases under ASC 840 were reclassified as finance leases under ASC 842. The existing capital lease assets were reclassified as right-of-use assets and the existing obligation as lease liabilities as of January 1, 2019. The reclassification of these ground leases did not have a material impact to the Company’s financial statements as the accounting and presentation of the related assets and liabilities on the Company’s balance sheet as of December 31, 2019 was consistent with the previous period. The Company’s two ground leases had an aggregate right-of-use asset of $8.7 million and an aggregate lease liability of $8.2 million as of December 31, 2019, which are included in total real estate, net and other liabilities, respectively, on the Company’s consolidated balance sheet.
Revenue Recognition
Effective January 1, 2018, the Company adopted ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU No. 2014-09”), using the modified retrospective approach, which requires a cumulative effect adjustment as of the date of the Company’s adoption. Under the modified retrospective approach, an entity may also elect to apply this standard to either (i) all contracts as of January 1, 2018 or (ii) only to contracts that were not completed as of January 1, 2018. A completed contract is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP that was in effect before the date of initial application. The Company elected to apply this standard only to contracts that were not completed as of January 1, 2018.
Based on the Company’s evaluation of contracts within the scope of ASU No. 2014-09, revenue that is impacted by ASU No. 2014-09 includes revenue generated by other operating income and tenant reimbursements for substantial services earned at the Company’s office properties and hotel revenues. The recognition of such revenue will occur when the services are provided and the performance obligations are satisfied.
Hotel Revenue
The Company recognizes revenue for hotels as hotel revenue when earned. Revenues are recorded net of any sales or occupancy tax collected from the Company’s guests. Additionally, some of the Company’s hotel rooms are booked through independent internet travel intermediaries. If the guest pays the independent internet travel intermediary directly, revenue for the room is booked by the Company at the price the Company sold the room to the independent internet travel intermediary, less any discount or commission paid. If the guest pays the Company directly, revenue for the room is booked by the Company on a gross basis. The Company participates in frequent guest programs sponsored by the brand owners of the Company’s hotels and the Company expenses the charges associated with those programs, as incurred. Hotel operating revenues are disaggregated in the real estate footnote into the categories of rooms revenue, food, beverage and convention services revenue, campground revenue and other revenue to demonstrate how economic factors affect the nature, amount, timing, and uncertainty of revenue and cash flows.
Room revenue is generated through contracts with customers whereby the customer agrees to pay a daily rate for the right to use a hotel room. The Company’s contract performance obligations are fulfilled at the end of the day that the customer is provided the room and revenue is recognized daily at the contract rate. The Company records contract liabilities in the form of advanced deposits when a customer or group of customers provides a deposit for a future stay at the Company’s hotels. Advanced deposits for room revenue are included in the balance of other liabilities on the consolidated balance sheet. Advanced deposits are recognized as revenue at the time of the guest’s stay.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Food, beverage and convention revenue is generated through contracts with customers whereby the customer agrees to pay a contract rate for restaurant dining services or convention services. The Company’s contract performance obligations are fulfilled at the time that the meal is provided to the customer or when the convention facilities and related dining amenities are provided to the customer. The Company recognizes food and beverage revenue upon the fulfillment of the contract with the customer. The Company records contract liabilities in the form of advanced deposits when a customer or group of customers provides a deposit for a future banquet event at the Company’s hotels. Advanced deposits for food and beverage revenue are included in the balance of other liabilities on the consolidated balance sheet. Advanced deposits for banquet services are recognized as revenue following the completion of the banquet services.
Campground revenue is recognized on a straight-line basis over the term of the lease when collectability of the lease payments is probable.
Office and Apartment Revenues
On January 1, 2019, the Company adopted the lease accounting standards under Topic 842 including the package of practical expedients for all leases that commenced before the effective date of January 1, 2019. Accordingly, the Company (i) did not reassess whether any expired or existing contracts are or contain leases, (ii) did not reassess the lease classification for any expired or existing lease, and (iii) did not reassess initial direct costs for any existing leases. The Company did not elect the practical expedient related to using hindsight to reevaluate the lease term. In addition, the Company adopted the practical expedient for land easements and did not assess whether existing or expired land easements that were not previously accounted for as leases under the lease accounting standards of Topic 840 are or contain a lease under Topic 842.
In addition, Topic 842 provides an optional transition method to allow entities to apply the new lease accounting standards at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings. The Company adopted this transition method upon its adoption of the lease accounting standards of Topic 842, which did not result in a cumulative effect adjustment to the opening balance of retained earnings on January 1, 2019. The Company’s comparative periods presented in the financial statements will continue to be reported under the lease accounting standards of Topic 840.
In accordance with Topic 842, tenant reimbursements for property taxes and insurance are included in the single lease component of the lease contract (the right of the lessee to use the leased space) and therefore are accounted for as variable lease payments and are recorded as rental income on the Company’s statement of operations beginning January 1, 2019. In addition, the Company adopted the practical expedient available under Topic 842 to not separate nonlease components from the associated lease component and instead to account for those components as a single component if the nonlease components otherwise would be accounted for under the new revenue recognition standard (Topic 606) and if certain conditions are met, specifically related to tenant reimbursements for common area maintenance which would otherwise be accounted for under the revenue recognition standard. The Company believes the two conditions have been met for tenant reimbursements for common area maintenance as (i) the timing and pattern of transfer of the nonlease components and associated lease components are the same and (ii) the lease component would be classified as an operating lease. Accordingly, tenant reimbursements for common area maintenance are also accounted for as variable lease payments and recorded as rental income on the Company’s statement of operations beginning January 1, 2019.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
The Company recognizes minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related leases when collectibility is probable and records amounts expected to be received in later years as deferred rent receivable. If the lease provides for tenant improvements, the Company determines whether the tenant improvements, for accounting purposes, are owned by the tenant or the Company. When the Company is the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance (including amounts that can be taken in the form of cash or a credit against the tenant’s rent) that is funded is treated as a lease incentive and amortized as a reduction of rental revenue over the lease term. Tenant improvement ownership is determined based on various factors including, but not limited to:
•whether the lease stipulates how a tenant improvement allowance may be spent;
•whether the lessee or lessor supervises the construction and bears the risk of cost overruns;
•whether the amount of a tenant improvement allowance is in excess of market rates;
•whether the tenant or landlord retains legal title to the improvements at the end of the lease term;
•whether the tenant improvements are unique to the tenant or general purpose in nature; and
•whether the tenant improvements are expected to have any residual value at the end of the lease.
The Company leases apartment units under operating leases with terms generally of one year or less. Generally, credit investigations will be performed for prospective residents and security deposits will be obtained. The Company recognizes rental revenue, net of concessions, on a straight-line basis over the term of the lease, when collectibility is determined to be probable.
In accordance with Topic 842, the Company makes a determination of whether the collectibility of the lease payments in an operating lease is probable. If the Company determines the lease payments are not probable of collection, the Company would fully reserve for any contractual lease payments, deferred rent receivable, and variable lease payments and would recognize rental income only if cash is received. Beginning January 1, 2019, these changes to the Company’s collectibility assessment are reflected as an adjustment to rental income included in office revenues and apartment revenues in the Company’s consolidated statement of operations. Prior to January 1, 2019, bad debt expense related to uncollectible accounts receivable and deferred rent receivable was included in office expenses and apartment expenses in the Company’s consolidated statement of operations. Any subsequent changes to the collectibility of the allowance for doubtful accounts as of December 31, 2018, which was recorded prior to the adoption of Topic 842, are recorded in office expenses and apartment expenses in the Company’s consolidated statement of operations.
Beginning January 1, 2019, the Company, as a lessor, records costs to negotiate or arrange a lease that would have been incurred regardless of whether the lease was obtained, such as legal costs incurred to negotiate an operating lease, as an expense and classify such costs as operating, maintenance, and management expense, which is included in office expenses in the Company’s consolidated statement of operations, as these costs are no longer capitalizable under the definition of initial direct costs under Topic 842.
Sale of Real Estate
The Company adopted the guidance of ASC 610-20, Other Income - Gains and Losses from the Derecognition of Nonfinancial Assets (“ASC 610-20”), which applies to sales or transfers to noncustomers of nonfinancial assets or in substance nonfinancial assets that do not meet the definition of a business. Generally, the Company’s sales of real estate would be considered a sale of a nonfinancial asset as defined by ASC 610-20.
ASC 610-20 refers to the revenue recognition principles under ASU No. 2014-09. Under ASC 610-20, if the Company determines it does not have a controlling financial interest in the entity that holds the asset and the arrangement meets the criteria to be accounted for as a contract, the Company would derecognize the asset and recognize a gain or loss on the sale of the real estate when control of the underlying asset transfers to the buyer. The Company sold one office building during the years ended December 31, 2019 and recognized a gain of $4.2 million. There were no sales of real estate during the years ended 2018 and 2017.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Real Estate Equity Securities
The Company’s real estate equity securities are carried at their estimated fair value based on quoted market prices for the security. Transaction costs that are directly attributable to the acquisition of real estate equity securities are capitalized to its cost basis. Unrealized gains and losses on real estate equity securities are recognized in earnings.
Dividend income from real estate equity securities is recognized on an accrual basis based on eligible shares as of the ex-dividend date.
Real Estate Loans Receivable
Interest income on the Company’s real estate loans receivable is recognized on an accrual basis over the life of the investment using the interest method. Direct loan origination or acquisition fees and costs, as well as acquisition premiums or discounts, are amortized over the term of the loan as an adjustment to interest income. The Company places loans on non-accrual status when any portion of principal or interest is 90 days past due, or earlier when concern exists as to the ultimate collection of principal or interest. When a loan is placed on non-accrual status, the Company reserves for any unpaid accrued interest and generally does not recognize subsequent interest income until cash is received, or the loan returns to accrual status. The Company will resume the accrual of interest if it determines the collection of interest, according to the contractual terms of the loan, is probable.
The Company generally recognizes income on impaired loans on either a cash basis, where interest income is only recorded when received in cash, or on a cost-recovery basis, where all cash receipts are applied against the carrying value of the loan. The Company considers the collectibility of the loan’s principal balance in determining whether to recognize income on impaired loans on a cash basis or a cost-recovery basis.
Cash and Cash Equivalents
The Company recognizes interest income on its cash and cash equivalents as it is earned and records such amounts as other interest income.
Real Estate
Depreciation and Amortization
Real estate costs related to the acquisition and improvement of properties are capitalized and depreciated over the expected useful life of the asset on a straight-line basis. Repair and maintenance costs are charged to expense as incurred and significant replacements and betterments are capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. The Company considers the period of future benefit of an asset to determine its appropriate useful life. Expenditures for lessor owned tenant improvements are capitalized and amortized over the shorter of the tenant’s lease term or expected useful life. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

Land	N/A
Buildings	25-40 years
Building improvements	10-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related leases, including below-market renewal periods
Real estate subsidies & tax abatements	Remaining term of agreement
Furniture, fixtures & equipment	3-12 years

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Real Estate Acquisition Valuation
The Company records the acquisition of income-producing real estate or real estate that will be used for the production of income as a business combination or an asset acquisition. If substantially all of the fair value of the gross assets acquired are concentrated in a single identifiable asset or group of similar identifiable assets, then the set is not a business. For purposes of this test, land and buildings can be combined along with the intangible assets for any in-place leases and accordingly, most acquisitions of investment properties would not meet the definition of a business and would be accounted for as an asset acquisition. To be considered a business, a set must include an input and a substantive process that together significantly contributes to the ability to create an output. All assets acquired and liabilities assumed in a business combination are measured at their acquisition-date fair values. For asset acquisitions, the cost of the acquisition is allocated to individual assets and liabilities on a relative fair value basis. Acquisition costs associated with business combinations are expensed as incurred. Acquisition costs associated with asset acquisitions are capitalized.
Intangible assets include the value of in-place leases, which represents the estimated value of the net cash flows of the in-place leases to be realized, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up. Acquired in-place lease values are amortized to expense over the average remaining non-cancelable terms of the respective in-place leases, including any below-market renewal periods. Intangible assets also include the estimated value of subsidy receipts for apartments, which are recorded at a discounted present value based on estimated collectibility and are amortized on a straight-line basis over the period the amounts are expected to be collected.
The Company assesses the acquisition-date fair values of all tangible assets, identifiable intangibles and assumed liabilities using methods similar to those used by independent appraisers, generally utilizing a discounted cash flow analysis that applies appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors, including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it were vacant.
The Company records above-market and below-market in-place lease values for acquired properties based on the present value (using a discount rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of above-market in-place leases and for the initial term plus any extended term for any leases with below-market renewal options. The Company amortizes any recorded above-market or below-market lease values as a reduction or increase, respectively, to rental income over the remaining non-cancelable terms of the respective lease, including any below-market renewal periods.
The Company estimates the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. The Company amortizes the value of tenant origination and absorption costs to depreciation and amortization expense over the remaining non-cancelable term of each respective lease.
Subsequent to the acquisition of a property, the Company may incur and capitalize costs necessary to get the property ready for its intended use. During that time, certain costs such as legal fees, real estate taxes and insurance and financing costs are also capitalized.
Estimates of the fair values of the tangible assets, identifiable intangibles and assumed liabilities require the Company to make significant assumptions to estimate market lease rates, property-operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Impairment of Real Estate and Related Intangible Assets and Liabilities
The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its real estate and related intangible assets and liabilities may not be recoverable or realized. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets and liabilities may not be recoverable, the Company assesses the recoverability by estimating whether the Company will recover the carrying value of the real estate and related intangible assets and liabilities through its undiscounted future cash flows and its eventual disposition. If, based on this analysis, the Company does not believe that it will be able to recover the carrying value of the real estate and related intangible assets and liabilities, the Company will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets and liabilities. The Company did not record impairment charges on its real estate and related intangible assets during the years ended December 31, 2019 and 2017. The Company recorded impairment charges in the aggregate on real estate of $14.7 million during the year ended December 31, 2018. See note 3, “Real Estate” for a further discussion on the Company’s impairment of real estate.
Projecting future cash flows involves estimating expected future operating income and expenses related to the real estate and its related intangible assets and liabilities as well as market and other trends. Using inappropriate assumptions to estimate cash flows could result in incorrect fair values of the real estate and its related intangible assets and liabilities and could result in the overstatement of the carrying values of the Company’s real estate and related intangible assets and liabilities and an overstatement of its net income.
Insurance Proceeds for Property Damages
The Company maintains an insurance policy that provides coverage for property damages and business interruption. Losses due to physical damages are recognized during the accounting period in which they occur, while the amount of monetary assets to be received from the insurance policy is recognized when receipt of insurance recoveries is probable. Losses, which are reduced by the related probable insurance recoveries, are recorded as casualty-related income/(loss), net on the accompanying consolidated statements of operations. Anticipated proceeds in excess of recognized losses would be considered a gain contingency and recognized when the contingency related to the insurance claim has been resolved. Anticipated recoveries for lost revenue due to property damages are also considered to be a gain contingency and recognized when the contingency related to the insurance claim has been resolved.
Construction in Progress
Direct investments in development properties without leases in place at the time of acquisition are accounted for as an asset acquisition and not as a business combination. Acquisition fees and expenses are capitalized into the cost basis of an asset acquisition. Additionally, during the time in which the Company is incurring costs necessary to bring these investments to their intended use, certain costs such as legal fees, real estate taxes and insurance and financing costs are also capitalized. Once construction in progress is substantially completed, the amounts capitalized to construction in progress are transferred to land and buildings and improvements and are depreciated over their respective useful lives.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Cash and cash equivalents are stated at cost, which approximates fair value. The Company’s cash and cash equivalents balance exceeded federally insurable limits as of December 31, 2019 and 2018. The Company mitigates this risk by depositing funds with a major financial institution; however, these cash balances could be impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets.
Restricted Cash
Restricted cash is comprised of lender impound reserve accounts on the Company’s borrowings for security deposits, property taxes, insurance, debt service obligations and capital improvements and replacements.
Rents and Other Receivables
The Company periodically evaluates the collectibility of amounts due from hotel guests and will maintain an allowance for doubtful accounts for estimated losses resulting from the inability of hotel guests to make required payments under the terms of hotel agreements. The Company will exercise judgment in establishing these allowances and will consider payment history and current credit status in developing these estimates.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Derivative Instruments
The Company enters into derivative instruments for risk management purposes to hedge its exposure to cash flow variability caused by changing interest rates on its variable rate notes payable. The Company records these derivative instruments at fair value on the accompanying consolidated balance sheets. Derivative instruments designated and qualifying as a hedge of the exposure to variability in expected future cash flows or other types of forecasted transactions are considered cash flow hedges. The change in fair value of the effective portion of a derivative instrument that is designated as a cash flow hedge is recorded as other comprehensive income (loss) on the accompanying consolidated statements of comprehensive income (loss) and consolidated statements of equity. The changes in fair value for derivative instruments that are not designated as a hedge or that do not meet the hedge accounting criteria are recorded as a component of interest expense in the accompanying consolidated statements of operations.
The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objectives and strategy for undertaking various hedge transactions. This process includes designating all derivative instruments that are part of a hedging relationship to specific forecasted transactions or recognized obligations on the consolidated balance sheets. The Company also assesses and documents, both at the hedging instrument’s inception and on a quarterly basis thereafter, whether the derivative instruments that are used in hedging transactions are highly effective in offsetting changes in cash flows associated with the respective hedged items. When the Company determines that a derivative instrument ceases to be highly effective as a hedge, or that it is probable the underlying forecasted transaction will not occur, the Company discontinues hedge accounting prospectively and reclassifies amounts recorded to accumulated other comprehensive income (loss) to earnings.
Deferred Financing Costs
Deferred financing costs represent commitment fees, loan fees, legal fees and other third-party costs associated with obtaining financing and are presented on the balance sheet as a direct deduction from the carrying value of the associated debt liability. These costs are amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs are generally expensed when the associated debt is refinanced or repaid before maturity unless specific rules are met that would allow for the carryover of such costs to the refinanced debt. Deferred financing costs incurred before an associated debt liability is recognized are included in prepaid expenses and other assets on the balance sheet. Costs incurred in seeking financing transactions that do not close are expensed in the period in which it is determined that the financing will not close.
Fair Value Measurements
Under GAAP, the Company is required to measure certain financial instruments at fair value on a recurring basis. In addition, the Company is required to measure other non-financial and financial assets at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:
•Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;
•Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and
•Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.
When available, the Company utilizes quoted market prices from an independent third-party source to determine fair value and classify such items in Level 1 or Level 2.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
The Company would classify items as Level 3 in instances where the market for a financial instrument is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the Company determines that the market for a financial instrument owned by the Company is illiquid or when market transactions for similar instruments do not appear orderly, the Company uses several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and establishes a fair value by assigning weights to the various valuation sources. Additionally, when determining the fair value of liabilities in circumstances in which a quoted price in an active market for an identical liability is not available, the Company measures fair value using (i) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities when traded as assets or (ii) another valuation technique that is consistent with the principles of fair value measurement, such as the income approach or the market approach.
Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.
The Company considers the following factors to be indicators of an inactive market: (i) there are few recent transactions, (ii) price quotations are not based on current information, (iii) price quotations vary substantially either over time or among market makers (for example, some brokered markets), (iv) indexes that previously were highly correlated with the fair values of the asset or liability are demonstrably uncorrelated with recent indications of fair value for that asset or liability, (v) there is a significant increase in implied liquidity risk premiums, yields, or performance indicators (such as delinquency rates or loss severities) for observed transactions or quoted prices when compared with the Company’s estimate of expected cash flows, considering all available market data about credit and other nonperformance risk for the asset or liability, (vi) there is a wide bid-ask spread or significant increase in the bid-ask spread, (vii) there is a significant decline or absence of a market for new issuances (that is, a primary market) for the asset or liability or similar assets or liabilities, and (viii) little information is released publicly (for example, a principal-to-principal market).
The Company considers the following factors to be indicators of non-orderly transactions: (i) there was not adequate exposure to the market for a period before the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets or liabilities under current market conditions, (ii) there was a usual and customary marketing period, but the seller marketed the asset or liability to a single market participant, (iii) the seller is in or near bankruptcy or receivership (that is, distressed), or the seller was required to sell to meet regulatory or legal requirements (that is, forced), and (iv) the transaction price is an outlier when compared with other recent transactions for the same or similar assets or liabilities.
Cash and cash equivalents, restricted cash, rent and other receivables and accounts payable and accrued liabilities: These balances approximate their fair values due to the short maturities of these items.
Real estate equity securities: The Company’s real estate equity securities are presented at fair value on the accompanying consolidated balance sheet. The fair values of real estate equity securities were based on a quoted price in an active market on a major stock exchange. The Company classifies these inputs as Level 1 inputs.
Derivative instruments: The Company’s derivative instruments are presented at fair value on the accompanying consolidated balance sheets. The valuation of these instruments are determined using a proprietary model that utilizes observable inputs. As such, the Company classifies these inputs as Level 2 inputs. The proprietary model uses the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and volatility. The fair value of interest rate caps (floors) are determined using the market standard methodology of discounting the future expected cash payments (receipts) which would occur if variable interest rates rise above (below) the strike rate of the caps (floors). The variable interest rates used in the calculation of projected payments (receipts) on the cap (floor) are based on an expectation of future interest rates derived from observed market interest rate curves and volatilities.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Notes payable: The fair value of the Company’s notes payable are estimated using a discounted cash flow analysis based on management’s estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral and other credit enhancements. Additionally, when determining the fair value of liabilities in circumstances in which a quoted price in an active market for an identical liability is not available, the Company measures fair value using (i) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets or (ii) another valuation technique that is consistent with the principles of fair value measurement, such as the income approach or the market approach. The Company classifies these inputs as Level 3 inputs.
Redeemable Common Stock
On July 3, 2013, in connection with launching the Private Offering, the Company’s board of directors adopted a share redemption program that may enable stockholders to sell their shares to the Company in limited circumstances. The share redemption program has been amended and restated at various points thereafter: June 26, 2014, May 12, 2015, February 16, 2016 and December 6, 2018. The share redemption program, as amended is referred to herein as the “Share Redemption Program” and the terms of the Share Redemption Program described below are the terms of the program as currently in effect.
There are several limitations on the Company’s ability to redeem shares under the Share Redemption Program:
•Unless the shares are being redeemed in connection with a stockholder’s death, “qualifying disability” or “determination of incompetence” (each as defined under the Share Redemption Program and collectively “Special Redemptions”), the Company may not redeem shares until the stockholder has held the shares for one year.
•During each calendar year, the Share Redemption Program limits the number of shares the Company may redeem to those that the Company could purchase with the amount of the net proceeds from the issuance of shares under the dividend reinvestment plan during the prior calendar year. In 2020, the Share Redemption Program also provides that in any calendar year, the last $0.5 million of net proceeds from the dividend reinvestment plan during the prior year is reserved exclusively for shares redeemed in connection with a stockholder’s death, “qualifying disability,” or “determination of incompetence” with any excess funds being available to redeem shares not requested in connection with a stockholder’s death, “qualifying disability,” or “determination of incompetence” during the December redemption date in the current year. The Company may, however, increase or decrease the funding available for the redemption of shares pursuant to the program upon 10 business days’ notice to the stockholders.
•During any calendar year, the Company may redeem no more than 5% of the weighted average number of shares outstanding during the prior calendar year.
•The Company has no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.
Pursuant to the Share Redemption Program, unless the shares were redeemed in connection with a Special Redemption, the price at which the Company redeemed the shares through the May 2017 redemption date was as follows:
•For those shares held by the redeeming stockholder for at least one year, 92.5% of the price paid to acquire the shares from the Company;
•For those shares held by the redeeming stockholder for at least two years, 95.0% of the price paid to acquire the shares from the Company;
•For those shares held by the redeeming stockholder for at least three years, 97.5% of the price paid to acquire the shares from the Company; and
•For those shares held by the redeeming stockholder for at least four years, 100% of the price paid to acquire the shares from the Company.
Special Redemptions through the May 2017 redemption date were redeemed at the price paid to acquire the shares from the Company.
Notwithstanding the foregoing, stock dividends were initially redeemed at the “net investment amount” per share, which was based on the “amount available for investment/net investment amount” percentage shown in the Company’s estimated use of proceeds table in the prospectus for the Public Offering. For each class of shares, this amount was initially equal to $9.01 per share for redemptions of shares received as a result of a stock dividend.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Effective for the June 30, 2017 redemption date, redemptions made in connection with a stockholder’s death, qualifying disability, or determination of incompetence are made at a price per share equal to the most recent estimated net asset value (“NAV”) per share as of the applicable redemption date. The price at which we redeem all other shares eligible for redemption is as follows:
•For those shares held by the redeeming stockholder for at least one year, 92.5% of the Company’s most recent NAV per share as of the applicable redemption date;
•For those shares held by the redeeming stockholder for at least two years, 95.0% of the Company’s most recent NAV per share as of the applicable redemption date;
•For those shares held by the redeeming stockholder for at least three years, 97.5% of the Company’s most recent NAV per share as of the applicable redemption date; and
•For those shares held by the redeeming stockholder for at least four years, 100% of the Company’s most recent NAV per share as of the applicable redemption date.
For purposes of determining the time period a redeeming stockholder has held each share, the time period begins as of the date the stockholder acquired the shares; provided, that shares purchased by the redeeming stockholder pursuant to the Company’s dividend reinvestment plan and shares received as a stock dividend will be deemed to have been acquired on the same date as the initial share to which the dividend reinvestment plan shares or stock dividend shares relate. The date of the share’s original issuance by the Company is not determinative. In addition, as described above, the shares owned by a stockholder may be redeemed at different prices depending on how long the stockholder has held each share submitted for redemption.
On June 6, 2017, the Company established a NAV per share of common stock of $9.05 (unaudited). The estimated value per share became effective for the June 2017 redemption date.
On December 6, 2018, the Company established a NAV per share of common stock of $9.65 (unaudited). The estimated value per share became effective for the December 2018 redemption date.
On December 17, 2019, the Company established a NAV per share of common stock of $10.25 (unaudited). The estimated value per share became effective for the December 2019 redemption date.
Upon a transfer of shares any pending redemption requests with respect to such transferred shares will be canceled as of the date the Company accepts the transfer. Stockholders wishing to continue to have a redemption request related to any transferred shares considered by the Company must resubmit their redemption request.
The board may amend, suspend or terminate the Share Redemption Program upon 10 days’ notice to stockholders, provided that the Company may increase or decrease the funding available for the redemption of shares pursuant to the share redemption program upon 10 business days’ notice.
The Company records amounts that are redeemable under the Share Redemption Program as redeemable common stock in its consolidated balance sheets because the shares are mandatorily redeemable at the option of the holder and therefore their redemption is outside the control of the Company. The maximum amount redeemable under the Company’s Share Redemption Program is limited to the number of shares the Company could redeem with the amount of the net proceeds from the sale of shares under the dividend reinvestment plan during the prior calendar year. However, because the amounts that can be redeemed is determinable and only contingent on an event that is likely to occur (e.g., the passage of time) the Company presents the net proceeds from the current year and prior year dividend reinvestment plan, net of current year redemptions, as redeemable common stock in its consolidated balance sheets.
The Company classifies as liabilities financial instruments that represent a mandatory obligation of the Company to redeem shares. The Company’s redeemable common shares are contingently redeemable at the option of the holder. When the Company determines it has a mandatory obligation to repurchase shares under the Share Redemption Program, it reclassifies such obligations from temporary equity to a liability based upon their respective settlement values.
The Company limits the dollar value of shares that may be redeemed under the program as described above. During the year ended December 31, 2019, the Company redeemed $3.0 million of common stock. The Company processed all redemption requests received in good order and eligible for redemption through the December 2019 redemption date, except for 863,378 shares totaling $8.7 million due to the limitations described above. The Company recorded $2.2 million of redeemable common stock payable on the Company’s balance sheet as of December 31, 2019, which represents the amount available to be redeemed in 2020 based on the net proceeds from the sale of shares under of distribution reinvestment plan as of December 31, 2019.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Effective beginning with the month of February 2020, the Company temporarily suspended the Share Redemption Program in light of the proposed merger with Pacific Oak Strategic Opportunity REIT, Inc. See note 15 "Subsequent Events" for further details.
Related Party Transactions
Pursuant to the advisory agreements with KBS Capital Advisors and the Advisor, Dealer Manager Agreement and the dealer manager agreement entered in connection with the Private Offering, the Company was or is obligated to pay KBS Capital Advisors or the Advisor and the Dealer Manager specified fees upon the provision of certain services related to the Public Offering and the Private Offering, the investment of funds in real estate and real estate-related investments, management of the Company’s investments and for other services (including, but not limited to, the disposition of investments). The Company was or is also obligated to reimburse KBS Capital Advisors or the Advisor and Dealer Manager for organization and offering costs incurred by KBS Capital Advisors or the Advisor and the Dealer Manager on behalf of the Company, and the Company is obligated to reimburse KBS Capital Advisors or is obligated to pay the Advisor for acquisition and origination expenses and certain operating expenses incurred on behalf of the Company or incurred in connection with providing services to the Company. In addition, the Advisor is entitled to certain other fees, including an incentive fee upon achieving certain performance goals, as detailed in the Advisory Agreement.
The Company records all related party fees as incurred, subject to any limitations described in the applicable advisory agreement. The Company had not incurred any subordinated participation in net cash flows or subordinated incentive fees payable to KBS Capital Advisors or the Advisor through December 31, 2019.
Acquisition and Origination Fees
The Company pays the applicable advisor acquisition and origination fees equal to 2.6% percentage of the cost of investments acquired or originated by the Company, or the amount to be funded by the Company to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments plus significant capital expenditures related to the development, construction or improvement of the investment budgeted as of the date of acquisition.
The Company reimburses the applicable advisor or its affiliates for customary acquisition and origination expenses (including expenses relating to potential investments that do not close), such as legal fees and expenses (including fees of independent contractor in-house counsel that are not employees of KBS Capital Advisors or the Advisor, as applicable), costs of due diligence (including, as necessary, updated appraisals, surveys and environmental site assessments), travel and communication expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the acquisition or origination of opportunistic real estate, real estate-related loans, real estate equity securities and other real estate-related investments.
Asset Management Fee
The Company paid KBS Capital Advisors or will pay the Advisor a monthly fee equal to the lesser of one-twelfth of (i) 1.0% of the cost of its investments and (ii) 2.0% of the sum of the cost of its investments, less any debt secured by or attributable to the investments. The cost of the real property investments is calculated as the amount paid or allocated to acquire the real property, including the cost of any subsequent development, construction or improvements to the property and including fees and expenses related thereto (but excluding acquisition fees paid or payable to KBS Capital Advisors or the Advisor). The cost of the loans and any investments other than real property is calculated as the lesser of (x) the amount actually paid or allocated to acquire or fund the loan or other investment, including fees and expenses related thereto (but excluding acquisition fees paid or payable to KBS Capital Advisors or the Advisor) and (y) the outstanding principal amount of such loan or other investment, including fees and expenses related to the acquisition or funding of such investment (but excluding acquisition fees paid or payable to KBS Capital Advisors or the Advisor) as of the time of calculation. In the case of investments made through joint ventures, the asset management fee is determined based on the Company’s proportionate share of the underlying investment.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Disposition Fee
For substantial assistance in connection with the sale of investments, the Company would pay KBS Capital Advisors or will pay the Advisor, as applicable, or its affiliates a percentage of the contract sales price of each loan, debt-related security, real property or other investment sold (including residential or commercial mortgage-backed securities or collateralized debt obligations issued by a subsidiary of ours as part of a securitization transaction) as a disposition fee. For dispositions with a contract sales price less than or equal to $50 million, the disposition fee will equal 1.5% of the contract sales price. For dispositions with a contract sales price greater than $50 million, the disposition fee will equal the sum of $750,000 (which amount is 1.5% of $50 million), plus 1.0% of the amount of the contract sales price in excess of $50 million. The disposition fee is determined in a per transaction basis and is not cumulative. Disposition fees may be paid, in addition to commissions paid to non-affiliates, provided that the total commissions (including such disposition fee) paid to affiliates and non-affiliates do not exceed an amount equal to the lesser of (i) 6.0% if the aggregate contract sales price or (ii) the competitive real estate commission. The Company will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other debt-related investment, provided that if the Company negotiates a discounted payoff with the borrower it will pay a disposition fee and if the Company takes ownership of a property as a result of a workout or foreclosure of a loan, it will pay a disposition fee upon the sale of such property.
Subordinated Participation in Net Cash Flows
After the Company’s common stockholders have received, together as a collective group, aggregate distributions (regardless of the source used to fund such distributions and including distributions that may constitute a return of capital for federal income tax purposes) sufficient to provide (i) a return of their gross investment amount, which is the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by the total number of shares repurchased by the Company (excluding shares received as a stock dividend which the Company subsequently repurchased) multiplied by the weighted average issue price of the shares sold in a primary offering, and (ii) a 7.0% per year cumulative, noncompounded return on such gross investment amount, the Advisor is entitled to receive 15% of the Company’s net cash flows, whether from continuing operations, net sales proceeds, net financing proceeds, or otherwise. This fee is only payable if the Company is not listed on an exchange.
Subordinated Incentive Fee
Upon a merger or listing of the Company’s common stock on a national securities exchange, the Advisor or its affiliates will receive an incentive fee. Upon a listing this fee will equal 15% of the amount by which (i) the market value of the Company’s outstanding stock, as defined in the Advisory Agreement, plus the total of all distributions paid by the Company to stockholders from inception until the date market value is determined (regardless of the source used to fund such distributions and including distributions that may constitute a return of capital for federal income tax purposes and excluding any stock dividend) exceeds (ii) the sum of stockholders’ gross investment amount, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by the total number of shares repurchased by the Company (excluding shares received as a stock dividend which the Company subsequently repurchased) multiplied by the weighted average issue price of the shares sold in the primary portion of an offering, and the amount of cash flow necessary to generate a 7.0% per year cumulative, noncompounded return on stockholders’ gross investment amount from the Company’s inception through the date the market value is determined.
Upon a merger this fee will equal 15% of the amount by which (i) the merger consideration amount plus the total of all distributions paid or declared by the Company to stockholders from inception until the closing of the merger (regardless of the source used to fund such distributions and including distributions that may constitute a return of capital for federal income tax purposes and excluding any stock dividend) exceeds (ii) the sum of stockholders’ gross investment amount, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by the total number of shares repurchased by the Company (excluding shares received as a stock dividend which the Company subsequently repurchased) multiplied by the weighted average issue price of the shares sold in the primary portion of an offering, and the amount necessary to generate a 7.0% per year cumulative, noncompounded return on the Company’s stockholders’ gross investment amount from the Company’s inception through the closing of the merger.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Foreign Currency Translation
The Company had a participating loan facility funded in Euros which is accounted for under the equity method of accounting and recorded as an investment in unconsolidated entity in the accompanying balance sheets. The Company’s reporting currency is the U.S. dollar, however the functional currency of the unconsolidated entity is the Euro. At the end of each reporting period, before determining the Company’s share of its equity investment, the results of operations of the unconsolidated entity is translated into U.S. dollars using the average currency rates of exchange in effect during the period, and the assets and the liabilities of the unconsolidated entity are translated using the currency exchange rate in effect at the end of the period. The resulting foreign currency translation adjustment is recorded as other comprehensive income (loss) on the accompanying consolidated statements of comprehensive income (loss) and consolidated statements of equity.
Income Taxes
The Company elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended with its taxable year ended December 31, 2014. To continue to qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially and adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.
The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases, and for net operating loss, capital loss and tax credit carryforwards. The deferred tax assets and liabilities are measured using the enacted income tax rates in effect for the year in which those temporary differences are expected to be realized or settled. The effect on the deferred tax assets and liabilities from a change in tax rates is recognized in earnings in the period when the new rate is enacted. However, deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based on consideration of all available evidence, including the future reversals of existing taxable temporary differences, future projected taxable income and tax planning strategies. Valuation allowances are provided if, based upon the weight of the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
The Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. Neither the Company nor its subsidiaries have been assessed interest or penalties by any major tax jurisdictions.The Company’s evaluations were performed for all open tax years through December 31, 2019. As of December 31, 2019, returns for the calendar year 2015 through 2018 remain subject to examination by major tax jurisdictions.
The Company’s hotel properties are leased to wholly-owned taxable REIT subsidiaries, which in turn contracts with an independent hotel management company that manages the day-to-day operations of the Company’s hotels. Lease revenue generated from the taxable REIT subsidiary is eliminated in consolidation.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Segments
The Company has invested in opportunistic real estate investments, real estate equity securities and originated a loan secured by a non-stabilized real estate asset, which was repaid on January 12, 2018. In general, the Company intends to hold its investments in opportunistic real estate, real estate equity securities and other real estate-related assets for capital appreciation. Traditional performance metrics of opportunistic real estate and other real estate-related assets may not be meaningful as these investments are generally non-stabilized and do not provide a consistent stream of interest income or rental revenue. These investments exhibit similar long-term financial performance and have similar economic characteristics. These investments typically involve a higher degree of risk and do not provide a constant stream of ongoing cash flows. As a result, the Company’s management views opportunistic real estate and other real estate-related assets as similar investments. Substantially all of its revenue and net income (loss) is from opportunistic real estate and other real estate-related assets, and therefore, the Company currently aggregates its operating segments into one reportable business segment. In addition, the Company has invested in a participating loan facility secured by a portfolio of light industrial properties located in Europe. However, based on the Company’s investment portfolio and future investment focus, the Company does not believe that its investment in the European asset is a reportable segment.
Per Share Data
Basic net income (loss) per share of common stock is calculated by dividing net income (loss) attributable to common stockholders by the weighted-average number of shares of common stock issued and outstanding for each class of share outstanding during such period. Diluted net income (loss) per share of common stock equals basic net income (loss) per share of common stock as there were no potentially dilutive securities outstanding during the years ended December 31, 2019, 2018 and 2017. For the purpose of determining the weighted average number of shares outstanding, stock dividends issued are adjusted retroactively and treated as if they were issued and outstanding for all periods presented.
Commencing March 2015, the Company’s board of directors has declared and issued stock dividends on shares of the Company’s common stock through December 31, 2019 as follows:

Year Ended December 31,	Amount Declared per Share Outstanding (1)	Total Shares Issued
2015	0.100000 shares	765,604
2016	0.035003 shares	513,723
2017	0.020004 shares	493,463
2018	0.018337 shares	584,377
2019	—	—
_____________________
(1) Amount declared per share outstanding includes one-time stock dividends, quarterly dividends and monthly dividends and assumes each share was issued and outstanding for the entire periods presented. Stock dividends are issued in the same class of shares as the shares for which such stockholder received the stock dividend.
Stock dividends are non-taxable to stockholders at the time of issuance. During the Company’s offering stage and through November 2018, the Company’s board of directors declared stock dividends on a set monthly basis based on monthly record dates. The Company currently does not expect its board of directors to declare additional monthly stock dividends.
Until the Company established a NAV per share of common stock on June 6, 2017, for the purpose of calculating the dollar amount of the Class A and Class T stock dividends issued, the Company used the Class A and Class T primary offering price at the time of issuance.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Cash distributions declared per share of Class A common stock were $0.112, $0.191 and $0.191 for the years ended December 31, 2019, 2018 and 2017, respectively. Cash distributions declared per share of Class T common stock were $0.112, $0.138 and $0.098 for the years ended December 31, 2019, 2018 and 2017, respectively. Until the Company ceased offering shares of common stock in the Public Offering on July 31, 2018, the declared rate of cash distributions for Class T Shares was different than the rate declared for the Class A Shares by an amount equivalent to any applicable daily stockholder servicing fees. On March 7, 2019, the Company's board of directors declared a monthly cash distribution in the amount of $0.00799167 per share on the outstanding shares of all classes of its common stock as of March 18, 2019 and through December 31, 2019. On December 6, 2018, the Company’s board of directors declared a monthly cash distribution in the amount of $0.01598333 per share on the outstanding shares of all classes of its common stock as of December 20, 2018 and through February 2019. Distributions declared per share of Class A common stock assumes each share was issued and outstanding each day that was a record date during the 11 months ended November 30, 2018 and during the year ended December 31, 2017. Distributions declared per share of Class T common stock assumes each share was issued and outstanding each day that was a record date from January 1, 2017 through November 30, 2018. Each day during the period from January 1, 2017 through November 30, 2018 was a record date for distributions. Distributions for January 1, 2017 through November 30, 2018 were calculated based on stockholders of record each day during the period at a rate of $0.00052548 per share per day, all of which were reduced by the applicable daily stockholder servicing fees accrued for and allocable to any class of common stock, divided by the number of shares of common stock of such class outstanding as of the close of business on each respective record date.
The Company uses the two-class method to calculate earnings per share. Basic earnings per share is calculated based on dividends declared (“distributed earnings”) and the rights of common shares and participating securities in any undistributed earnings, which represents net income remaining after deduction of dividends declared during the period. The undistributed earnings are allocated to all outstanding common shares based on the relative percentage of each class of shares to the total number of outstanding shares. The Company does not have any participating securities outstanding other than Class A Common Stock and Class T Common stock during the periods presented.
The Company’s calculated earnings per share for the years ended December 31, 2019, 2018 and 2017 were as follows (in thousands, except per share amounts):

	Years Ended December 31,
	2019	2018	2017

Net loss attributable to common stockholders	(7,499)	(23,508)	(3,272)
Less: Class A Common Stock cash distributions declared	2,010	3,372	2,991
Less: Class T Common Stock cash distributions declared	1,369	1,635	929
Undistributed net loss attributable to common stockholders	$(10,878)	$(28,515)	$(7,192)

Class A Common Stock:
Undistributed net loss attributable to common stockholders	(6,468)	(17,101)	(4,471)
Class A Common Stock cash distributions declared	2,010	3,372	2,991
Net loss attributable to common stockholders	$(4,458)	$(13,729)	$(1,480)
Net loss per common share, basic and diluted	$(0.25)	$(0.77)	$(0.09)
Weighted-average number of common shares outstanding, basic and diluted	17,949,301	17,775,503	16,096,216

Class T Common Stock:
Undistributed net loss attributable to common stockholders	$(4,410)	$(11,414)	$(2,721)
Class T Common Stock cash distributions declared	1,369	1,635	929
Net loss attributable to common stockholders	$(3,041)	$(9,779)	$(1,792)
Net loss per common share, basic and diluted	$(0.25)	$(0.82)	$(0.18)
Weighted-average number of common shares outstanding, basic and diluted	12,241,271	11,864,178	9,797,325

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Square Footage, Occupancy and Other Measures
Square footage, occupancy, average revenue per available room, average daily rate and other measures including annualized base rents and annualized base rents per square foot used to describe real estate and real-estate related investments included in these Notes to Consolidated Financial Statements are presented on an unaudited basis.
Recently Issued Accounting Standards Updates
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments (“ASU No. 2016-13”). ASU No. 2016-13 affects entities holding financial assets and net investments in leases that are not accounted for at fair value through net income. The amendments in ASU No. 2016-13 require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. ASU No. 2016-13 also amends the impairment model for available-for-sale securities. An entity will recognize an allowance for credit losses on available-for-sale debt securities as a contra-account to the amortized cost basis rather than as a direct reduction of the amortized cost basis of the investment, as is currently required. ASU No. 2016-13 also requires new disclosures. For financial assets measured at amortized cost, an entity will be required to disclose information about how it developed its allowance for credit losses, including changes in the factors that influenced management’s estimate of expected credit losses and the reasons for those changes. For financing receivables and net investments in leases measured at amortized cost, an entity will be required to further disaggregate the information it currently discloses about the credit quality of these assets by year of the asset’s origination for as many as five annual periods. For available for sale securities, an entity will be required to provide a roll-forward of the allowance for credit losses and an aging analysis for securities that are past due. ASU No. 2016-13 is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. During October 2019, the FASB announced that certain entities. including smaller reporting companies, will be allowed additional implementation time with the standard becoming effective for annual periods beginning after December 15, 2022, including interim periods within those fiscal years. The Company is still evaluating the impact of adopting ASU No. 2016-13 on its financial statements, but does not expect the adoption of ASU No. 2016-13 to have a material impact on its financial statements.
3.     REAL ESTATE
As of December 31, 2019, the Company’s real estate portfolio was composed of two hotel properties, three office properties and one apartment building. In addition, as of December 31, 2019, the Company has entered into a consolidated joint venture to develop one office/retail property. The following table summarizes the Company’s real estate as of December 31, 2019 and 2018, respectively (in thousands):

	December 31, 2019	December 31, 2018
Land	$102,288	$104,138
Buildings and improvements	427,696	425,989
Tenant origination and absorption costs	15,422	17,183
Total real estate, cost and net of impairment charges (1)	545,406	547,310
Accumulated depreciation and amortization	(51,723)	(35,704)
Total real estate, net	$493,683	$511,606
_____________________
(1) See “ – Impairment of Real Estate” below.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
The following table provides summary information regarding the Company’s real estate as of December 31, 2019 (in thousands):

Property	Date Acquired	City	State	Property Type	Land	Building and Improvements (1)	Tenant Origination and Absorption	Total Real Estate, at Cost and Net of Impairment Charges	Accumulated Depreciation and Amortization	Total Real Estate, Net	Ownership %
Springmaid Beach Resort	12/30/2014	Myrtle Beach	SC	Hotel	$27,438	$37,822	$—	$65,260	$(10,314)	$54,946	90.0%
Q&C Hotel	12/17/2015	New Orleans	LA	Hotel	1,232	53,233	—	54,465	(8,315)	46,150	90.0%
Lincoln Court	05/20/2016	Campbell	CA	Office	14,706	35,978	2,126	52,810	(5,641)	47,169	100.0%
Lofts at NoHo Commons	11/16/2016	North Hollywood	CA	Apartment	26,222	81,307	—	107,529	(6,576)	100,953	90.0%
210 West 31st Street (2)	12/01/2016	New York	NY	Retail	—	55,244	—	55,244	—	55,244	80.0%
Oakland City Center	08/18/2017	Oakland	CA	Office	22,150	142,102	10,496	174,748	(17,493)	157,255	100.0%
Madison Square (3)	10/03/2017	Phoenix	AZ	Office	10,540	22,010	2,800	35,350	(3,384)	31,966	90.0%
					$102,288	$427,696	$15,422	$545,406	$(51,723)	$493,683
_____________________
(1) Building and improvements includes construction costs for the Company’s project that was under development.
(2) The Company acquired the rights to a leasehold interest with respect to this property, which was accounted for as a finance lease. The Company applied a 6.1% discount rate to the finance lease and the lease expires on January 31, 2114. As of December 31, 2019, the finance lease right-of-use asset had a carrying value of $6.8 million included in building and improvements. No depreciation or amortization was recorded to this property as of December 31, 2019.
(3) The Company acquired the rights to a leasehold interest with respect to the land at this property, which was accounted for as a finance lease. The Company applied a 5.4% discount rate to the finance lease and as of December 31, 2019, the finance lease had a weighted average remaining lease term of 2.6 years. As of December 31, 2019, the capital lease asset had a carrying value of $1.9 million included in land. This property was formerly known as Grace Court and was re-named Madison Square in connection with the Company’s re-branding strategy for this property.
Hotel Properties
As of December 31, 2019, the Company owned two hotel properties. The following table provides detailed information regarding the Company’s hotel revenues and expenses for the years ended December 31, 2019, 2018 and 2017 (in thousands):

	For the Years Ended December 31,
	2019	2018	2017
Hotel revenues:
Room	$23,513	$24,620	$17,216
Food, beverage and convention services	5,030	5,263	3,761
Campground	1,105	1,176	1,127
Other (1)	1,733	1,607	6,890
Hotel revenues	$31,381	$32,666	$28,994

Hotel expenses:
Room	$5,984	$6,157	$4,759
Food, beverage and convention services	4,023	4,077	3,179
General and administrative	2,917	2,919	2,357
Sales and marketing	3,260	3,069	2,642
Repairs and maintenance	2,099	2,362	1,815
Utilities	1,173	1,207	1,033
Property taxes and insurance	1,743	1,749	1,799
Other	1,571	1,367	1,603
Hotel expenses	$22,770	$22,907	$19,187
_____________________
(1) Hotel revenues - other includes $5.8 million of business interruption insurance recovery for the year ended December 31, 2017 related to the impact of Hurricane Matthew in October 2016, the result of which placed certain rooms at Springmaid Beach Resort out of service during the year ended December 31, 2017.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Contract liabilities
The following table summarizes the Company’s contract liabilities, which are included in other liabilities in the accompanying consolidated balance sheets, as of December 31, 2019 and December 31, 2018 (in thousands):

	December 31, 2019	December 31, 2018
Contract liability	$500	$324
Revenue recognized in the period from:
Amounts included in contract liability at the beginning of the period	$281	$304

Office Properties
As of December 31, 2019, the Company owned three office properties encompassing in the aggregate 806,115 rentable square feet which were 68% occupied. The following table provides detailed information regarding the Company’s office revenues and expenses for the years ended December 31, 2019, 2018 and 2017 (in thousands):

	For the Years Ended December 31,
	2019	2018	2017
Office revenues:
Rental income	$27,978	$29,104	$15,204
Other income (1)	852	837	403
Office revenues	$28,830	$29,941	$15,607

Office expenses:
Operating, maintenance, and management (2)	$9,349	$8,362	$3,636
Real estate taxes and insurance (2)	4,356	3,960	1,736
Office expenses	$13,705	$12,322	$5,372
_____________________
(1) For the years ended December 31, 2018 and 2017, the Company reclassified $2.5 million, and $0.9 million of tenant reimbursement revenue for property taxes, insurance, and common area maintenance to rental income. See note 2, “Summary of Significant Accounting Policies” for a further discussion on this reclassification.
(2) On October 1, 2018, the Company placed the development of 210 West 31st Street on hold and began expensing certain costs that were previously capitalized. Included in office expenses for the year ended December 31, 2019 is $0.7 million of operating, maintenance and management and $0.5 million of real estate taxes and insurance for 210 West 31st Street.
Operating Leases
The Company’s office properties are leased to tenants under operating leases for which the terms and expirations vary. As of December 31, 2019, the leases had remaining terms, excluding options to extend, of up to 8.7 years with a weighted-average remaining term of 3.3 years. Some of the leases may have provisions to extend the term of the lease, options for early termination for all or a part of the leased premises after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Generally, upon the execution of a lease, the Company requires a security deposit from the tenant in the form of a cash deposit and/or a letter of credit. The amount required as a security deposit varies depending upon the terms of the respective lease and the creditworthiness of the tenant, but generally is not a significant amount. Therefore, exposure to credit risk exists to the extent that a receivable from a tenant exceeds the amount of its security deposit. Security deposits received in cash related to office tenant leases are included in other liabilities in the accompanying consolidated balance sheets and totaled $1.1 million and $1.3 million as of December 31, 2019 and 2018, respectively.
During the years ended December 31, 2019, 2018 and 2017, the Company recognized deferred rent from tenants of $0.6 million, $1.4 million and $0.8 million, respectively, net of lease incentive amortization. As of December 31, 2019 and 2018, the cumulative deferred rent receivable balance, including unamortized lease incentive receivables, was $2.9 million and $2.8 million, respectively, and is included in rents and other receivables on the accompanying balance sheets. The cumulative deferred rent balance included $0.2 million of unamortized lease incentives as of December 31, 2019 and 2018.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
As of December 31, 2019, the future minimum rental income from the Company’s office properties under its non-cancelable operating leases was as follows (in thousands):

2020	$21,600
2021	19,985
2022	16,287
2023	13,245
2024	10,802
Thereafter	33,323
$115,242
As of December 31, 2019, the Company’s commercial real estate properties were leased to approximately 80 tenants over a diverse range of industries and geographic areas. As of December 31, 2019, the highest tenant industry concentrations (greater than 10% of annualized base rent) in the Company’s portfolio were as follows:

Industry	Number of Tenants	Annualized Base Rent (1) (in thousands)	Percentage of Annualized Base Rent
Legal Services	13	$4,547	20.7%
Public Administration	6	3,589	16.3%
Professional, Scientific, and Technical Services	12	3,123	14.2%
		$11,259	51.2%
_____________________
(1) Annualized base rent represents annualized contractual base rental income as of December 31, 2019, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term.
No other tenant industries accounted for more than 10% of annualized base rent. No tenant accounted for more than 10% of annualized base rent. No material tenant credit issues have been identified at this time. During the year ended December 31, 2019, the Company recorded a $9,000 adjustment to office revenues for lease payments deemed not probable of collection. During the years ended December 31, 2019, 2018 and 2017, the Company recorded bad debt expense of $0.1 million, $0.3 million and $0.2 million, respectively, which were included in office expenses in the accompanying consolidated statements of operations.
Apartment Property
As of December 31, 2019, the Company owned one apartment property with 292 units which was 93% occupied. The following table provides detailed information regarding the Company’s apartment revenues and expenses for the years ended December 31, 2019, 2018 and 2017 (in thousands):

	For the Years Ended December 31,
	2019	2018	2017
Apartment revenues:
Rental income (1)	$7,503	$6,861	$6,539
Other income	609	608	441
Apartment revenues	$8,112	$7,469	$6,980

Apartment expenses:
Operating, maintenance, and management	$2,177	$2,423	$2,278
Real estate taxes and insurance	1,377	1,356	1,346
Apartment expenses	$3,554	$3,779	$3,624
_____________________
(1) For the years ended December 31, 2018 and 2017, the Company reclassified $22,000 and $24,000, respectively, of tenant reimbursement revenue for property taxes, insurance, and common area maintenance to rental income. See note 2, “Summary of Significant Accounting Policies” for a further discussion on this reclassification.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Geographic Concentration Risk
As of December 31, 2019, the Company’s real estate investments in California represented 56.2% of the Company’s total assets. As a result, the geographic concentration of the Company’s portfolio makes it particularly susceptible to adverse economic developments in the California real estate market. Any adverse economic or real estate developments in this market, such as business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics and other factors, or any decrease in demand for office space resulting from the local business climate, could adversely affect the Company’s operating results and its ability to make distributions to stockholders.
Disposition of Real Estate
During the year ended December 31, 2019, the Company disposed of one office building and there were no dispositions during the year ended December 31, 2018.
On November 4, 2019, the Company, through an indirect wholly owned subsidiary, sold 2200 Paseo Verde to a purchaser unaffiliated with the Company or the Advisor for a sales price, net of closing credits of $18.7 million, excluding closing costs. The carrying value of 2200 Paseo Verde as of the disposition date was $13.5 million, which was net of $2.0 million of accumulated depreciation and amortization. The Company recognized a gain on sale of $4.2 million related to the disposition of 2200 Paseo Verde.
The following summary presents the major components of assets and liabilities related to real estate held for sale as December 31, 2019 and 2018 (in thousands):

	December 31, 2019	December 31, 2018
Assets related to disposition
Real estate, cost	$—	$14,119
Accumulated depreciation and amortization	—	(1,455)
Real estate, net	—	12,664
Other assets	—	738
Total assets related to disposition	$—	$13,402
Liabilities related to disposition
Notes payable, net	—	7,914
Total liabilities related to disposition	$—	$7,914
The operations of this property and gain on sales are included in continuing operations on the accompanying statements of operations. The following table summarizes certain revenue and expenses related to this property for the years ended December 31, 2019, 2018 and 2017 (in thousands):

	For the Years Ended December 31,
	2019	2018	2017
Revenues
Rental income	$1,315	$1,534	$1,206
Other operating income	32	27	35
Total revenues	$1,347	$1,561	$1,241
Expenses
Operating, maintenance, and management	$313	$261	$312
Real estate taxes and insurance	69	78	76
Asset management fees to affiliate	97	133	127
Depreciation and amortization	562	671	608
Interest expense	352	363	343
Total expenses	$1,393	$1,506	$1,466

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Impairment of Real Estate
During the year ended December 31, 2018, the Company recorded impairment charges in the aggregate of $14.7 million to write-down the carrying value of 210 West 31st Street, a development property located in New York, New York, to its estimated fair value of $54.9 million due to a change in the projected hold period and related decrease in projected cash flows. The Company purchased 210 West 31st Street for $48.0 million plus $1.8 million of closing costs. Since acquisition in December 2016, the Company has capitalized $6.8 million related to a finance lease asset, $3.8 million in development costs and $9.2 million of other certain costs such as financing costs, real estate taxes and insurance costs that have been capitalized to building and improvements. On October 1, 2018, the Company placed the development on hold and ceased capitalizing expenses.
4.     TENANT ORIGINATION AND ABSORPTION COSTS, ABOVE-MARKET LEASE ASSETS AND BELOW-MARKET LEASE LIABILITIES
As of December 31, 2019 and 2018, the Company’s tenant origination and absorption costs, above-market lease assets and below-market lease liabilities (excluding fully amortized assets and liabilities and accumulated amortization) were as follows (in thousands):

	Tenant Origination and Absorption Costs		Above-Market Lease Assets		Below-Market Lease Liabilities
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Cost	$15,422	$17,183	$72	$99	$(10,802)	$(11,526)
Accumulated Amortization	(7,954)	(6,163)	(28)	(34)	6,125	4,178
Net Amount	$7,468	$11,020	$44	$65	$(4,677)	$(7,348)
Increases (decreases) in net income as a result of amortization of the Company’s tenant origination and absorption costs, above-market lease assets and below-market lease liabilities for the years ended December 31, 2019, 2018 and 2017 were as follows (in thousands):

	Tenant Origination and Absorption Costs			Above-Market Lease Assets			Below-Market Lease Liabilities
	For the Years Ended December 31,			For the Years Ended December 31,			For the Years Ended December 31,
	2019	2018	2017	2019	2018	2017	2019	2018	2017
Amortization	$(3,492)	$(4,513)	$(3,892)	$(17)	$(18)	$(10)	$2,671	$3,435	$2,038

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
The remaining unamortized balance for these outstanding intangible assets and liabilities as of December 31, 2019 will be amortized for the years ending December 31 as follows (in thousands):

	Tenant Origination and Absorption Costs	Above-Market Lease Assets	Below-Market Lease Liabilities
2020	$(2,518)	$(12)	$1,750
2021	(1,815)	(12)	973
2022	(1,181)	(12)	744
2023	(882)	(8)	595
2024	(656)	—	389
Thereafter	(416)	—	226
	$(7,468)	$(44)	$4,677
Weighted-Average Remaining Amortization Period	4.0 years	3.6 years	3.9 years
As of December 31, 2019 and 2018, the Company had recorded a housing subsidy intangible asset, net of amortization, which is included in prepaid expenses and other assets in the accompanying balance sheets, of $2.3 million and $2.4 million, respectively. As of December 31, 2019, the housing subsidy intangible asset has a remaining amortization period of 28.7 years. During the years ended December 31, 2019, 2018 and 2017, the Company recorded in depreciation and amortization, expense of $0.1 million, $0.1 million and $0.1 million, respectively, related to the housing subsidy intangible asset.
Additionally, as of December 31, 2019 and 2018, the Company had recorded property tax abatement intangible assets, net of amortization, which are included in prepaid expenses and other assets in the accompanying balance sheets, of $1.8 million and $2.3 million, respectively. As of December 31, 2019, the property tax abatement intangible assets had a weighted-average remaining amortization period of 3.8 years. During the years ended December 31, 2019, 2018 and 2017, the Company recorded in depreciation and amortization expense, of $0.5 million, $0.5 million and $0.1 million, respectively, related to the property tax abatement intangible asset.
5.     REAL ESTATE EQUITY SECURITIES
The Company’s real estate equity securities are carried at their estimated fair value based on quoted market prices for the security. Transaction costs that are directly attributable to the acquisition of real estate equity securities are capitalized to its cost basis. Unrealized gains and losses on real estate equity securities are recognized in earnings. As of December 31, 2019 and 2018, the Company owned 1,160,591 shares of common stock of Franklin Street Properties Corp. (NYSE Ticker: FSP).
As of December 31, 2019 and 2018, the total book value of the Company’s real estate equity securities was $9.9 million and $7.2 million, respectively. During the year ended December 31, 2019 and 2018, the Company recorded a $2.7 million gain and a $1.9 million loss on real estate equity securities and recognized $0.4 million and $0.2 million of dividend income from real estate equity securities, respectively.
6.    INVESTMENT IN UNCONSOLIDATED JOINT VENTURES
On June 28, 2016, the Company originated a participating loan facility in an amount up to €2.6 million ($2.9 million at closing). The Company funded approximately €2.1 million ($2.3 million at closing). The proceeds were used by STAM to fund a 5% general partner interest in a joint venture acquiring a portfolio of light industrial properties located throughout France. The total acquisition cost of the portfolio was approximately €95.5 million ($105.6 million at closing). Under the terms of the participating loan facility, the Company participates in the expected residual profits of the portfolio and the terms are structured in a manner such that the risks and rewards of the arrangement are similar to those associated with an investment in a real estate joint venture. Accordingly, the participating loan facility is accounted for under the equity method of accounting. In addition to the amount funded at closing, the Company also capitalized an additional $0.2 million of acquisition costs and fees. During the years ended December 31, 2019, 2018 and 2017, the Company recognized $2.8 million, $0.3 million and $0.1 million, respectively, of income with respect to this investment.
During the year ended December 31, 2019, STAM completed the liquidation of the portfolio and the Company recognized $2.8 million of equity in income of unconsolidated entity with respect to this investment. On May 9, 2019, the Company received a distribution in the amount of €4.5 million or $5.1 million. As of December 31, 2019, the Company’s investment in unconsolidated entity was $0.5 million.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
On December 31, 2019, the Company acquired 13 Class A Units for $2.9 million in Pacific Oak Opportunity Zone Fund I, LLC (“Pacific Oak Opportunity Zone Fund I”). As of December 31, 2019, Pacific Oak Opportunity Zone Fund I consolidated two joint ventures with real estate under development. As of December 31, 2019, the Company has concluded that Pacific Oak Opportunity Zone Fund I qualifies as a Variable Interest Entity (“VIE”) because there is insufficient equity at risk to finance the entity’s activities and the entity is structured with non-substantive voting rights. The Company concluded it is not the primary beneficiary of this VIE since it does not have the power to direct the activities that most significantly impact the entity’s economic performance and will account for its investment under the equity method of accounting.
The Company’s maximum exposure to loss as a result of its involvement with this VIE is limited to the carrying value of the investment in Pacific Oak Opportunity Zone Fund I which totaled $2.9 million as of December 31, 2019.
7.     NOTES PAYABLE
As of December 31, 2019 and 2018, the Company’s notes payable consisted of the following (in thousands):

	Book Value as of December 31, 2019	Book Value as of December 31, 2018	Contractual Interest Rate (1)	Effective Interest Rate (1)	Payment Type	Maturity Date
Springmaid Beach Resort Mortgage Loan (2)	$56,536	$37,280	One-month LIBOR +2.25% (2)	5.75%	Principal & Interest	08/10/2022
Q&C Hotel Mortgage Loan (3)	25,000	23,551	One-month LIBOR + 2.50% (3)	4.50%	Principal & Interest	12/23/2022
2200 Paseo Verde Mortgage Loan (4)	—	7,947	(4)	(4)	(4)	(4)
Lincoln Court Mortgage Loan	34,615	33,500	One-month LIBOR + 1.75%	3.44%	Interest Only	06/01/2020
Lofts at NoHo Commons Mortgage Loan (5)	73,862	72,100	One-month LIBOR + 2.18%	3.93%	Interest Only	09/09/2021
210 West 31st Street Mortgage Loan (6)	20,000	38,041	One-month LIBOR + 3.00%	4.71%	Interest Only	12/16/2020 (6)
Oakland City Center Mortgage Loan (7)	95,989	94,500	One-month LIBOR + 1.75%	3.44%	Interest Only (7)	09/01/2022
Madison Square Mortgage Loan (8)	23,593	21,895	One-month LIBOR + 4.05% (8)	5.79%	Interest Only	10/09/2020
Total notes payable principal outstanding	329,595	328,814
Deferred financing costs, net	(3,600)	(2,271)
Total notes payable, net	$325,995	$326,543
_____________________
(1) Contractual interest rate represents the interest rate in effect under the loan as of December 31, 2019. Effective interest rate is calculated as the actual interest rate in effect as of December 31, 2019 (consisting of the contractual interest rate, contractual floor rates and the effects of interest rate caps, if applicable), using interest rate indices at December 31, 2019, where applicable.
(2) As of December 31, 2019, $56.5 million had been disbursed to the Company and up to $10.5 million was available for future disbursements, subject to certain terms and conditions contained in the loan documents. The interest rate is variable at the higher of one-month LIBOR + 2.25% or 5.75%.
(3) On December 23, 2019, the Company closed the refinancing of the Q&C Hotel Mortgage Loan and the maturity date was extended to December 23, 2022. The new interest rate is variable at the higher of one-month LIBOR + 2.5% or 4.5%.
(4) On November 4, 2019, in connection with the disposition of 2200 Paseo Verde, the Company repaid the $8.7 million outstanding principal balance due under the 2200 Paseo Verde Mortgage Loan.
(5) As of December 31, 2019, $73.9 million had been disbursed to the Company and up to $2.1 million is available for future disbursements to be used for tenant improvements and leasing commissions, subject to certain terms and conditions contained in the loan documents.
(6) On December 16, 2019, the Company closed the refinancing of the 210 West 31st Street Mortgage Loan and the maturity date was extended to December 16, 2020. The previous loan amount was fully repaid and the new loan amount was $20.0 million.
(7) As of December 31, 2019, $96.0 million had been disbursed to the Company and up to $7.4 million is available for future disbursements to be used for tenant improvements and leasing commissions, subject to certain terms and conditions contained in the loan documents. Beginning October 1, 2020, monthly payments will include principal and interest with principal payments of $110,000 or, in the event the Company repays any principal of the loan amount, with principal payments calculated using an amortization schedule of 30 years and an annual interest rate of 6.0%, subject to certain terms and conditions contained in the loan documents.
(8) As of December 31, 2019, $23.6 million had been disbursed to the Company and up to $10.5 million is available for future disbursements to be used for tenant improvements and leasing expenses, subject to certain terms and conditions contained in the loan documents. The Madison Square Mortgage Loan bears interest at a floating rate of 405 basis points over one-month LIBOR, but at no point shall the interest rate be less than 5.05%. The property securing this mortgage loan was formerly known as Grace Court and was re-named Madison Square in connection with the Company’s re-branding strategy of the property.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
During the years ended December 31, 2019, 2018 and 2017, the Company incurred $19.9 million, $14.7 million and $8.8 million, respectively, of interest expense. Included in interest expense was: (i) the amortization of deferred financing costs of $1.8 million, $1.7 million and $1.6 million for the years ended December 31, 2019, 2018 and 2017, respectively, (ii) the capitalization of interest to building and improvements related to its redevelopment project at 210 West 31st Street of $0, $3.9 million and $4.1 million for the years ended December 31, 2019, 2018 and 2017, and (iii) unrealized losses of $63,000, $23,000 and $0.1 million on interest rate cap agreements for the years ended December 31, 2019, 2018 and 2017. As of December 31, 2019 and 2018, the Company’s interest payable was $0.8 million and $1.4 million, respectively, which is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.
The following is a schedule of maturities, including principal amortization payments, for all notes payable outstanding as of December 31, 2019 (in thousands):

2020	$79,931
2021	76,575
2022	173,089
$329,595
The Company’s notes payable contain financial and non-financial debt covenants. As of December 31, 2019, the Company was in compliance with all debt covenants, except that the borrower under the Madison Square Mortgage Loan was out of debt service coverage compliance. Such non-compliance does not constitute an event of default under the loan agreement. As a result of such non-compliance, the Company is required to maintain an interest shortfall reserve.
The Company’s note payable with respect to the Springmaid Beach Resort Mortgage Loan requires the Company to maintain a minimum working capital reserve in an amount sufficient to fund the working capital requirements of the Springmaid Beach Resort through the off-peak season, which amount shall be reduced by any amounts for working capital reserved by the third-party hotel operator. The working capital reserve was included in restricted cash on the accompanying consolidated balance sheets.
8.     DERIVATIVE INSTRUMENTS
The Company enters into derivative instruments for risk management purposes to hedge its exposure to cash flow variability caused by changing interest rates. The primary goal of the Company’s risk management practices related to interest rate risk is to prevent changes in interest rates from adversely impacting the Company’s ability to achieve its investment return objectives. The Company does not enter into the derivatives for speculative purposes.
Interest Rate Caps
The Company enters into interest rate caps to mitigate its exposure to rising interest rates on its variable rate notes payable. The values of interest rate caps are primarily impacted by interest rates, market expectations about interest rates, and the remaining life of the instrument. In general, increases in interest rates, or anticipated increases in interest rates, will increase the value of interest rate caps. As the remaining life of an interest rate cap decreases, the value of the instrument will generally decrease towards zero. As of December 31, 2019, the Company had four interest rate caps outstanding, with a total notional value of $177.1 million, which were not designated as hedging instruments.
During the years ended December 31, 2019, 2018 and 2017, the Company recorded unrealized losses of $63,000, $23,000 and $0.1 million, respectively, on interest rate cap agreements, which were included in interest expense on the accompanying consolidated statements of operations.
Foreign Currency Contracts
The Company enters into foreign currency forward contracts to mitigate its exposure to foreign currency exchange rate movements on its investment in unconsolidated entity. The foreign currency forward contract is a commitment to deliver a certain amount of currency at a certain price on a specific date in the future. On May 9, 2019, the Company terminated its $2.1 million foreign currency forward contract and received $0.1 million in connection with the termination.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
During the year ended December 31, 2019, the Company recorded a foreign currency gain of $0.1 million on the foreign currency forward contract, which is included as an offset to general and administrative expenses on the accompanying consolidated statements of operations. During the year ended December 31, 2018, the Company recorded a foreign currency gain of $0.1 million on the foreign currency forward contract, which is included an offset to general and administrative expenses on the accompanying consolidated statements of operations. The fair value of the foreign currency forward contract was $0 as of December 31, 2019. The fair value of the foreign currency forward contract was $0.1 million asset as of December 31, 2018 and was included in other assets on the accompanying balance sheets.
9.     FAIR VALUE DISCLOSURES
The following were the face value, carrying amount and fair value of the Company’s financial instruments as of December 31, 2019 and 2018, which carrying amounts do not approximate the fair values (in thousands):

	December 31, 2019			December 31, 2018
	Face Value	Carrying Amount	Fair Value	Face Value	Carrying Amount	Fair Value
Financial liability:
Notes payable	$329,595	$325,995	$330,687	$328,814	$326,543	$329,588
Disclosure of the fair value of financial instruments is based on pertinent information available to the Company as of the period end and requires a significant amount of judgment. Despite increased capital market and credit market activity, transaction volume for certain financial instruments remains relatively low. This has made the estimation of fair values difficult and, therefore, both the actual results and the Company’s estimate of value at a future date could be materially different.
As of December 31, 2019, the Company measured the following assets at fair value on a recurring basis (in thousands):

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Recurring Basis:
Real estate equity securities	$9,934	$9,934	$—	$—
Asset derivatives - interest rate caps	$—	$—	$—	$—

As of December 31, 2018, the Company measured the following assets at fair value on a recurring basis (in thousands):

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Recurring Basis:
Real estate equity securities	$7,230	$7,230	$—	$—
Asset derivatives - interest rate caps	$6	$—	$6	$—
Asset derivative - foreign currency forward contract	$68	$—	$68	$—

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
As of December 31, 2018, the Company measured the following asset at fair value on a nonrecurring basis (in thousands):

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Nonrecurring Basis:
Impaired real estate (1)	$54,927	$—	$—	$54,927
_____________________
(1) Amount represents the fair value for a real estate asset impacted by impairment charges during the year ended December 31, 2018, as of the date that the fair value measurement was made. The carrying value for the real estate asset may have subsequently increased or decreased from the fair value reflected due to activity that has occurred since the measurement date.
During the year ended December 31, 2018, one of the Company’s real estate properties was measured at its estimated fair value based on a sales comparison approach. As a result, this property was impaired and the carrying value was adjusted due to a change in the projected hold period and related decrease in projected cash flows. See note 3, “Real Estate – Impairment of Real Estate” for a further discussion on the impaired real estate property.
10.     RELATED PARTY TRANSACTIONS
As described further below, the Company has entered into agreements with certain affiliates pursuant to which they provide services to the Company. Keith D. Hall and Peter McMillan III control and indirectly own Pacific Oak Holding Group, LLC, the Company’s sponsor since November 1, 2019. Pacific Oak Holding is the sole owner of Pacific Oak Capital Advisors, LLC, the Company’s advisor since November 1, 2019. Messrs. Hall and McMillan are also two of the Company’s executive officers and directors.
In addition, along with Charles J. Schreiber, Jr., Keith D. Hall and Peter McMillan III control and indirectly own KBS Holdings LLC, the Company’s sponsor prior to November 1, 2019. KBS Holdings is the sole owner of KBS Capital Advisors LLC, the Company’s advisor prior to November 1, 2019, and KBS Capital Markets Group LLC, the entity that acted as the dealer manager of the Company’s now-terminated primary initial public offering.
From the Company’s inception through October 31, 2019, KBS Capital Advisors provided day-to-day management of the Company’s business. The advisory agreement with KBS Capital Advisors terminated on October 31, 2019, and the Company hired Pacific Oak Capital Advisors under substantially the same terms on November 1, 2019. The advisory agreement with Pacific Oak Capital Advisors has a one year term subject to an unlimited number of successive one year renewals upon the mutual consent of the parties.
The Company entered the Dealer Manager Agreement with the Dealer Manager on August 12, 2014 in connection with the launch of its initial public offering which agreement was amended and restated on February 17, 2016 and terminated effective December 31, 2019. Pursuant to the Dealer Manager Agreement, through February 16, 2017, the Dealer Manager was entitled to receive selling commissions of up to 6.5% and dealer manager fees of up to 3.0% of the purchase price for shares of the Company’s common stock sold in its primary offering. Effective February 17, 2016, the Dealer Manager was entitled to receive selling commissions of up to 6.5% of the purchase price for Class A shares of the Company’s common stock sold in the primary offering and up to 3.0% of the purchase price of the Company’s Class T shares of common stock sold in the primary offering, as well as a dealer manager fee of up to 2.0% of the purchase price of each class of shares of the Company’s common stock sold in the primary offering. All or a portion of the selling commissions were not charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee was payable with respect to certain volume discount sales. The Dealer Manager reallowed 100% of selling commissions to broker-dealers participating in the Company’s initial public offering. From its dealer manager fee, the Dealer Manager generally reallowed to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee (in select cases, up to 1.5% of the gross primary offering proceeds).

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
In addition, the Dealer Manager received an annual stockholder servicing fee of 1.0% of the purchase price per share (ignoring any discounts that may be available to certain categories of purchasers) of Class T common stock sold in the Company’s primary initial public offering solely to the extent there was a broker-dealer of record with respect to such Class T share that had entered into a currently effective selected dealer agreement or servicing agreement that provided for the payment to such broker-dealer of the stockholder servicing fee with respect to such Class T share, and such broker-dealer of record was in compliance with the applicable terms of such selected dealer agreement or servicing agreement related to such payment. To the extent payable, the stockholder servicing fee accrued daily and was paid monthly in arrears, and the Dealer Manager reallowed 100% of the stockholder servicing fee to such broker-dealer of record for services provided to Class T stockholders after the initial sale of the Class T share.
No stockholder servicing fee was paid with respect to Class T shares purchased through the Company’s dividend reinvestment plan offering or issued pursuant to a stock dividend.
In addition to selling commissions, dealer manager fees and the stockholder servicing fee, and subject to the limitations on organization and offering expenses described above, the Company was also obligated to reimburse the Dealer Manager and its affiliates for certain offering-related expenses that they incurred on the Company’s behalf. These expenses included, among others, the cost of bona fide training and education meetings held by the Company (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees payable to participating broker-dealers hosting retail seminars and travel, meal and lodging costs for registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers, legal fees of the Dealer Manager and promotional items. The Company reimbursed the Dealer Manager for such underwriting compensation incurred in connection with our initial public offering as discussed in the prospectus for its initial public offering. The Company also directly paid or reimbursed the Dealer Manager for bona fide invoiced due diligence expenses of broker-dealers.
Pursuant to the terms of these agreements, summarized below are the related-party costs incurred by the Company for the years ended December 31, 2019, 2018 and 2017, respectively, and any related amounts payable as of December 31, 2019 and 2018 (in thousands):

	Incurred in the Years Ended December 31,			Payable as of December 31,
	2019	2018	2017	2019	2018
Expensed
Asset management fees	4,093	3,985	2,775	620	22
Reimbursable operating expenses (1)	315	477	339	—	35
Disposition fee (2)	281	—	—	—	—
Capitalized
Acquisition fees	29	228	4,943	29	178
Asset management fees	—	—	67	—	—
Additional Paid-in Capital
Sales commissions	—	614	2,412	—	—
Dealer manager fees	—	337	1,352	—	—
Stockholder servicing fees (3)	—	14	1,149	—	—
Reimbursable other offering costs (4)	—	175	668	—	—
	$4,718	$5,830	$13,705	$649	$235
_____________________
(1) Reimbursable operating expenses primarily consists of internal audit personnel costs, accounting software and cyber security related expenses incurred by the applicable advisor under the applicable advisory agreement. The Company has reimbursed the applicable advisor for the Company’s allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to the Company. These amounts totaled $260,000, $389,000 and $335,000 for the years ended December 31, 2019, 2018 and 2017, respectively, and were the only employee costs reimbursed under the applicable advisory agreement for the years ended December 31, 2019, 2018 and 2017. The applicable advisor may seek reimbursement for certain other employee costs under the applicable advisory agreement. The Company will not reimburse for employee costs in connection with services for which the applicable advisor earns acquisition or origination fees or disposition fees (other than reimbursement of travel and communication expenses) or for the salaries or benefits the applicable advisor or its affiliates may pay to the Company’s executive officers. In addition to the amounts above, the Company reimburses the applicable advisor for certain of the Company’s direct costs incurred from third parties that were initially paid by the applicable advisor on behalf of the Company.
(2) Disposition fees with respect to real estate sold are included in the gain on sale of real estate in the accompanying consolidated statements of operations.
(3) Reflects the stockholder servicing fee paid based on the terms of the Class T Shares. Pursuant to the terms of the Class T shares as set forth in the Articles Supplementary and Multiple Class Plan of the Company, the Company ceased accruing for stockholder servicing fees after July 31, 2018.
(4) See “Other Offering Costs” below.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
During the year ended December 31, 2018, KBS Capital Advisors reimbursed the Company $35,000 for property insurance rebates. During the year ended December 31, 2017, KBS Capital Advisors reimbursed the Company $0.1 million for legal and professional fees, travel expenses and property insurance rebates.
Other Offering Costs
Organization and offering costs (other than selling commissions, dealer manager fees and the stockholder servicing fee) of the Company may be paid by KBS Capital Advisors, the Dealer Manager or their affiliates on behalf of the Company or may be paid directly by the Company. These offering costs include all expenses incurred by the Company in connection with the Private Offering and the Public Offering. Organization costs include all expenses incurred by the Company in connection with the formation of the Company, including but not limited to legal fees and other costs to incorporate the Company.
The Company recorded $1.0 million of offering costs (other than selling commissions and dealer manager fees) related to the Private Offering, all of which was initially paid by KBS Capital Advisors or its affiliates on behalf of the Company and subsequently reimbursed by the Company. In addition, the Company paid $1.9 million in selling commissions and dealer manager fees related to the Private Offering.
During the Public Offering, pursuant to the advisory agreement with KBS Capital Advisors and the Dealer Manager Agreement, the Company is obligated to reimburse KBS Capital Advisors, the Dealer Manager or their affiliates, as applicable, for organization and other offering costs paid by them on behalf of the Company, provided that no reimbursements made by the Company to KBS Capital Advisors or the Dealer Manager may cause total organization and offering expenses incurred by the Company in connection with the Public Offering (including selling commissions, dealer manager fees and the stockholder servicing fee) to exceed 15% of the aggregate gross proceeds from the Public Offering as of the date of reimbursement. In addition, KBS Capital Advisors and its affiliates reimbursed the Company to the extent that the organization and other offering expenses (which exclude selling commissions, dealer manager fees and stockholder servicing fees) paid directly or reimbursed by the Company in connection with the primary portion of the Public Offering, regardless of when incurred, exceeded 1.0% of gross offering proceeds from the primary portion of the Public Offering. KBS Capital Advisors and its affiliates are responsible for any organization and other offering expenses related to the primary portion of the Public Offering to the extent they exceed 1.0% of gross proceeds from the primary portion of the Public Offering.
Through December 31, 2019, KBS Capital Advisors and its affiliates had incurred organization and other offering costs (which exclude selling commissions dealer manager fees and stockholder servicing fees) on the Company’s behalf in connection with the Public Offering of approximately $11.4 million. As of December 31, 2019, the Company had recorded $14.5 million in selling commissions and dealer manager fees and $1.7 million of stockholder servicing fees. As of December 31, 2019, the Company had recorded $2.3 million of other organization and offering expenses, which amounts represent the Company’s maximum liability for organization and other offering costs as of December 31, 2019 based on the 1.0% limitation described above.
In addition, as of December 31, 2019, KBS Capital Advisors had incurred $0.1 million in organization and offering costs on behalf of the Company in connection with a proposed follow-on offering the Company filed with the SEC on ###. On December 18, 2018, the Company withdrew the proposed follow-on offering.
Insurance.
On January 6, 2014, the Company, together with KBS Real Investment Trust, Inc. ("KBS REIT I"), KBS Real Estate Investment Trust II, Inc. ("KBS REIT II"), KBS Real Estate Investment Trust, Inc. ("KBS REIT III"), KBS Legacy Partners Apartment REIT, Inc. ("KBS Legacy Partners Apartment REIT"), POSOR I, the Dealer Manager, KBS Capital Advisors and other KBS-affiliated entities, entered into an errors and omissions and directors and officers liability insurance program where the lower tiers of such insurance coverage are shared. The cost of these lower tiers was allocated by KBS Capital Advisors and its insurance broker among each of the various entities covered by the program, and was billed directly to each entity. In June 2015, KBS Growth & Income REIT, Inc. ("KBS Growth & Income REIT") was added to the insurance program at terms similar to those described above. At renewal in June 2018, the Company, along with POSOR I and KBS Legacy Partners Apartment REIT elected to cease participation in the program and obtain separate insurance coverage. The Company, together with POSOR I, entered into an errors and omissions and directors and officers liability insurance program where the lower tiers of such insurance coverage are shared. The cost of these lower tiers is or was allocated by the Company’s applicable advisor and its insurance broker among each REIT covered by the program, and is billed directly to each REIT. The program is effective through June 30, 2020.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Pacific Oak Opportunity Zone Fund I.
On December 31, 2019, the Company made a $2.9 million investment in the Pacific Oak Opportunity Zone Fund I. Pacific Oak Opportunity Zone Fund I is sponsored by Pacific Oak Holding. Pacific Oak Capital Advisors is entitled to certain fees in connection with the fund. The fund will pay an acquisition fee equal to 1.5% of the purchase price of each asset (including any debt incurred or assumed and significant capital improvement costs budgeted as of the date of acquisition) with a purchase price less than or equal to $25.0 million plus 1.0% of the purchase price in excess of $25.0 million; a quarterly asset management fee equal to 0.25% of the total purchase price of all assets (including any debt incurred or assumed and significant capital improvement costs budgeted as of the date of acquisition) as of the end of the applicable quarter; and a financing fee equal to 0.5% of the original principal amount of any indebtedness they incur (reduced by any financing fee previously paid with respect to indebtedness being refinanced). In the case of investments made through joint ventures, the fees above will be determined based on our proportionate share of the investment. Pacific Oak is also entitled to certain distributions paid by the Pacific Oak Opportunity Zone Fund I after the Class A Members have received their preferred return. These fees and distributions have been waived for the Company’s $2.9 million investment.
11.    SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)
Presented below is a summary of the unaudited quarterly financial information for the year ended December 31, 2019 and 2018 (in thousands, except share and per share amounts):

	2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$15,196	$19,336	$18,747	$15,462

Class A Common Stock:
Net loss attributable to common stockholders	$(914)	$(1,537)	$(1,519)	$(488)
Net loss per common share, basic and diluted	$(0.05)	$(0.09)	$(0.08)	$(0.03)
Cash distributions declared per common share	$0.040	$0.024	$0.024	$0.024

Class T Common Stock:
Net loss attributable to common stockholders	$(621)	$(1,048)	$(1,038)	$(334)
Net loss per common share, basic and diluted	$(0.05)	$(0.09)	$(0.08)	$(0.03)
Cash distributions declared per common share	$0.040	$0.024	$0.024	$0.024

	2018
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$14,835	$19,463	$19,993	$15,991

Class A Common Stock:
Net loss attributable to common stockholders	$(1,573)	$(22)	$(2,914)	$(9,183)
Net loss per common share, basic and diluted	$(0.09)	$—	$(0.16)	$(0.51)
Cash distributions declared per common share	$0.047	$0.048	$0.048	$0.048

Class T Common Stock:
Net loss attributable to common stockholders	$(1,294)	$(282)	$(2,049)	$(6,191)
Net loss per common share, basic and diluted	$(0.11)	$(0.02)	$(0.17)	$(0.51)
Cash distributions declared per common share	$0.024	$0.025	$0.041	$0.048

Stock dividends declared per common share - Classes A and T	0.005	0.005	0.005	0.003

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
12.     COMMITMENTS AND CONTINGENCIES
Management Agreement
Springmaid Beach Resort
The consolidated joint venture entity through which the Company leases the operations for Springmaid Beach Resort has entered into a management agreement with Doubletree Management LLC, an independent third-party hotel operator (the “Operator”) pursuant to which the Operator will manage and operate the Springmaid Beach Resort. The hotel was branded a DoubleTree by Hilton in September 2016 (the “Brand Commencement Date”).
The management agreement expires on December 31 of the 20th full year following the Brand Commencement Date. Upon mutual agreement, the parties may extend the term of the agreement for two successive periods of five years each. If an event of default occurs and continues beyond any applicable notice and cure periods set forth in the management agreement, the non-defaulting party generally has, among other remedies, the option of terminating the management agreement upon written notice to the defaulting party with no termination fee payable to Doubletree. In addition, the Company has the right to terminate the management agreement without the payment of a termination fee if Doubletree fails to achieve certain criteria relating to the performance of the hotel for any two consecutive years following the Brand Commencement Date. Under certain circumstances following a casualty or condemnation event, either party may terminate the management agreement provided Doubletree receives a termination fee an amount equal to two years of the base fee.  The Company is permitted to terminate the management agreement upon a sale, lease or other transfer of the Springmaid Beach Resort any time so long as the buyer is approved for, and enters into a DoubleTree by Hilton franchise agreement for the balance of the agreement’s term. Finally, the Company is restricted in its ability to assign the management agreement upon a sale, lease or other transfer the Springmaid Beach Resort unless the transferee is approved by Doubletree to assume the management agreement.
Pursuant to the management agreement the Operator receives the following fees:
•a base fee, which is a percentage of total operating revenue that starts at 2.5% and increases to 2.75% in the second year following the Brand Commencement Date and further increases in the third year following the Brand Commencement Date and thereafter to 3.0%;
•a campground area management fee, which is 2% of any campground revenue;
•an incentive fee, which is 15% of operating cash flow (after deduction for capital renewals reserve and the joint venture owner’s priority, which is 12% of the joint venture owner’s total investment);
•an additional services fee in the amount reasonably determined by the Operator from time to time; and
•a brand services fee in the amount of 4% of total rooms revenue, and an other brand services fee in an amount determined by the Operator from time to time.
The management agreement contains specific standards for the operation and maintenance of the hotel, which allows the Operator to maintain uniformity in the system created by the Operator’s franchise. Such standards generally regulate the appearance of the hotel, quality and type of goods and services offered, signage and protection of trademarks. Compliance with the management agreement will require the Company to make significant expenditures for capital improvements.
During the years ended December 31, 2019, 2018 and 2017, the Company incurred $0.6 million, $0.6 million and $0.3 million, respectively, of fees related to the management agreement, which are included in hotel expenses on the accompanying consolidated statements of operations.
Q&C Hotel
A wholly owned subsidiary of the joint venture through which the Company leases the operations of the Q&C Hotel (“Q&C Hotel Operations”) has entered into a management agreement with Encore Hospitality, LLC (“Encore Hospitality”), an affiliate of the joint venture partner, pursuant to which Encore Hospitality will manage and operate the Q&C Hotel. The management agreement expires on December 17, 2035. Subject to certain conditions, Encore Hospitality may extend the term of the agreement for a period of five years. Pursuant to the management agreement Encore Hospitality will receive a base fee, which is 4.0% of gross revenue (as defined in the management agreement). During the years ended December 31, 2019, 2018 and 2017, the Company incurred $0.4 million, $0.4 million and $0.4 million, respectively, of fees related to the management agreement, which are included in hotel expenses on the accompanying consolidated statements of operations.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Q&C Hotel Operations has also entered into a franchise agreement with Marriott International (“Marriott”) pursuant to which Marriott has granted Q&C Hotel Operations a limited, non-exclusive license to establish and operate the Q&C Hotel using certain of Marriott’s proprietary marks and systems and the hotel was branded as a Marriott Autograph Collection hotel on May 25, 2016. The franchise agreement will expire on May 25, 2041. Pursuant to the franchise agreement, Q&C Hotel Operations pays Marriott a monthly franchise fee equal to a percent of gross room sales on a sliding scale that is initially 2% and increases to 5% on May 25, 2019 and a monthly marketing fund contribution fee equal to 1.5% of the Q&C Hotel’s gross room sales. In addition, the franchise agreement requires the maintenance of a reserve account to fund all renovations at the hotel based on a percentage of gross revenues which starts at 2% of gross revenues and increases to 5% of gross revenues on May 25, 2019. Q&C Hotel Operations is also responsible for the payment of certain other fees, charges and costs as set forth in the agreement. During the years ended December 31, 2019, 2018 and 2017, the Company incurred $0.7 million, $1.0 million and $0.9 million, respectively, of fees related to the Marriott franchise agreement.
In addition, in connection with the execution of the franchise agreement, SOR US Properties II is providing an unconditional guarantee that all Q&C Hotel Operations’ obligations under the franchise agreement will be punctually paid and performed. Finally, certain transfers of the Q&C Hotel or an ownership interest therein are subject to a notice and consent requirement, and the franchise agreement further provides Marriott with a right of first refusal with respect to a sale of the hotel to a competitor of Marriott.
Lease Obligations
As of December 31, 2019, the Company had leasehold interests expiring on various expiration dates between 2020 and 2114. Future minimum lease payments owed by the Company under the finance leases as of December 31, 2019 are as follows (in thousands):

2020	$740
2021	735
2022	935
2023	525
2024	360
Thereafter	52,956
Total expected minimum lease obligations	56,251
Less: Amount representing interest (1)	(48,044)
Present value of net minimum lease payments (2)	$8,207
_____________________
(1) Interest includes the amount necessary to reduce the total expected minimum lease obligations to present value calculated at the Company’s incremental borrowing rate at acquisition.
(2) The present value of net minimum lease payments are presented in other liabilities in the accompanying consolidated balance sheets.
Economic Dependency
The Company is dependent on the Advisor for certain services that are essential to the Company, including the identification, evaluation, negotiation, origination, acquisition and disposition of investments; management of the daily operations of the Company’s investment portfolio; and other general and administrative responsibilities. In the event that the Advisor is unable to provide these services, the Company will be required to obtain such services from other sources.
Environmental
As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. Although there can be no assurance, the Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations as of December 31, 2019. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company’s properties, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the properties could result in future environmental liabilities.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 2019
Legal Matters
From time to time, the Company is a party to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on the Company’s results of operations or financial condition, which would require accrual or disclosure of the contingency and the possible range of loss. Additionally, the Company has not recorded any loss contingencies related to legal proceedings in which the potential loss is deemed to be remote.
13.     SUBSEQUENT EVENTS
The Company evaluates subsequent events up until the date the consolidated financial statements are issued.
Cash Distributions Paid
On January 2, 2020, we paid distributions of $0.2 million related to a monthly distribution in the amount of $0.00799167 per share on the outstanding shares of all classes of our common stock as of December 19, 2019.
Proposed Merger
On February 19, 2020, the Company, POSOR I, and Pacific Oak SOR II, LLC, an indirect subsidiary of POSOR I (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger (the “Surviving Entity”), such that following the Merger, the Surviving Entity will continue as an indirect subsidiary of POSOR I. In accordance with the applicable provisions of the Maryland General Corporation Law, the separate existence of the Company shall cease. At the effective time of the Merger and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of the Company's common stock will be converted into the right to receive 0.9643 shares of POSOR I common stock. The combined company after the Merger will retain the name “Pacific Oak Strategic Opportunity REIT, Inc.”
Concurrently with the entry into the Merger Agreement, POSOR I and the Advisor entered into the Amended and Restated Advisory Agreement (the “Amended Advisory Agreement”). The Amended Advisory Agreement amended POSOR I’s existing advisory agreement to provide that no acquisition fees will be paid in connection with the Merger and to set the “issue price” ($10.63 per share) of the shares issued in the Merger for purposes of calculating the Advisor’s incentive fee. The Merger itself will not trigger an incentive fee to the Advisor by POSOR I or the Company.
Concurrently with the entry into the Merger Agreement, the Company and the Advisor entered into a termination letter agreement (the “Termination Agreement”), effective as of February 19, 2020. Pursuant to the Termination Agreement, the advisory agreement between the Company and the Advisor (the “POSOR II Advisory Agreement”) will be terminated at the effective time of the Merger. Also pursuant to the Termination Agreement, the Advisor waived any disposition fee it otherwise would be entitled to receive from the Company with respect to the Merger. If, however, the Company is ultimately sold to another bidder, then the Advisor may be entitled to a disposition fee from the Company in an amount as set forth in the POSOR II Advisory Agreement.
COVID-19
The recent global outbreak of COVID-19 (more commonly known as the Coronavirus) has significantly disrupted economic markets and impacted commercial activity worldwide, including the US, and the prolonged economic impact is uncertain. Customers and potential customers of the properties we own could be adversely affected by the disruption to business caused by the global outbreak of the Coronavirus. This could lead to similar negative impacts on our business.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
SCHEDULE III
REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION AND AMORTIZATION
December 31, 2019
(dollar amounts in thousands)

				Initial Cost to Company				Gross Amount at which Carried at Close of Period
Description	Location	Ownership Percent	Encumbrances	Land	Building and Improvements (1)	Total	Cost Capitalized Subsequent to Acquisition (2)	Land	Building and Improvements (1)	Total (3)	Accumulated Depreciation and Amortization	Original Date of Construction	Date Acquired

Springmaid Beach Resort	Myrtle Beach, SC	90.0%	$56,536	$27,340	$12,727	$40,067	$25,193	$27,438	$37,822	$65,260	$(10,314)	1948/1980/1992/1995/2001	12/30/2014
Q&C Hotel	New Orleans, LA	90.0%	25,000	1,232	49,452	50,684	3,781	1,232	53,233	54,465	(8,315)	1913	12/17/2015
Lincoln Court	Campbell, CA	100.0%	34,615	14,706	38,080	52,786	24	14,706	38,104	52,810	(5,641)	1985	05/20/2016
Lofts at NoHo Commons	North Hollywood, CA	90.0%	73,862	26,222	73,750	99,972	7,557	26,222	81,307	107,529	(6,576)	2007	11/16/2016
210 West 31st Street (4)	New York, NY	80.0%	20,000	—	50,141	50,141	5,103	—	55,244	55,244	—	(5)	12/01/2016
Oakland City Center	Oakland, CA	100.0%	95,989	22,150	148,495	170,645	4,103	22,150	152,598	174,748	(17,493)	1985/1990	08/18/2017
Madison Square (6)	Phoenix, AZ	90.0%	23,593	10,540	22,684	33,224	2,126	10,540	24,810	35,350	(3,384)	1911/2003/2007/2008	10/03/2017
	Total Properties			$102,190	$395,329	$497,519	$47,887	$102,288	$443,118	$545,406	$(51,723)
____________________
(1) Building and improvements includes tenant origination and absorption costs and construction costs for the Company’s project that was under development.
(2) Costs capitalized subsequent to acquisition is net of impairments and write-offs of fully depreciated/amortized assets.
(3) The aggregate cost of real estate for federal income tax purposes was $552.9 million (unaudited) as of December 31, 2019.
(4) The Company acquired the rights to a leasehold interest with respect to this property. The leasehold interest expires January 31, 2114.
(5) 210 West 31st Street is a development property.
(6) The Company acquired the rights to a leasehold interest with respect to the land at this property.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
SCHEDULE III
REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION AND AMORTIZATION (CONTINUED)
December 31, 2019
(dollars in thousands)

	2019	2018	2017
Real Estate:
Balance at the beginning of the year	$547,310	$549,086	$324,176
Acquisitions	—	—	203,869
Improvements	13,744	9,577	10,075
Construction in progress	317	5,940	13,280
Write-off of fully depreciated and fully amortized assets	(1,343)	(2,548)	(2,314)
Disposition	(14,622)	—	—
Impairments	—	(14,745)	—
Balance at the end of the year	$545,406	$547,310	$549,086

Accumulated depreciation and amortization:
Balance at the beginning of the year	$35,704	$18,646	$6,853
Depreciation and amortization expense	19,326	19,606	14,107
Write-off of fully depreciated and fully amortized assets	(1,343)	(2,548)	(2,314)
Disposition	(1,964)	—	—
Balance at the end of the year	$51,723	$35,704	$18,646